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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CBOE Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Stockholder:

        We cordially invite you to attend the 2011 Annual Meeting of Stockholders of CBOE Holdings, Inc. to be held on Tuesday, May 17, 2011, at 10:30 a.m., local time, in the fourth floor lounge of the Chicago Board Options Exchange (CBOE), at 400 South LaSalle Street, Chicago, Illinois, 60605.

        At the Annual Meeting, you will be asked to do the following:

  •
  elect 16 directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  •
  endorse, in a non-binding resolution, the executive compensation paid to our executive officers;

  •
  endorse, in a non-binding resolution, the frequency that we will hold the non-binding vote on our executive compensation program;

  •
  approve the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan; and

  •
  ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2011 fiscal year.

        Enclosed with this letter are a formal notice of the Annual Meeting, a proxy statement and a form of proxy.

        Please carefully review the form of proxy that you receive to confirm that it reflects all of your shares of our unrestricted common stock and, if applicable, Class A-2 common stock or restricted stock. If you own different classes of common stock and restricted stock or hold the stock in different accounts, you may need to complete multiple proxy cards to vote all of your shares.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please submit your proxy by Internet or telephone or complete, sign, date and return the enclosed proxy using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

        We hope that you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

William J. Brodsky Chairman and Chief Executive Officer
April 11, 2011

CBOE HOLDINGS, INC.
400 South LaSalle
Chicago, Illinois 60605

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of Stockholders of CBOE Holdings, Inc. will be held on Tuesday, May 17, 2011, at 10:30 a.m., local time, in the fourth floor lounge of the Chicago Board Options Exchange (CBOE), at 400 South LaSalle Street, Chicago, Illinois, 60605, for the following purposes:

  1.
  To consider and act upon a proposal to elect 16 members of the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

  2.
  To consider and act upon an advisory resolution on executive compensation;

  3.
  To consider and act upon an advisory resolution on the frequency of the stockholders' advisory resolution on executive compensation;

  4.
  To consider and act upon a proposal to approve the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan;

  5.
  To consider and act upon the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our 2011 fiscal year; and

  6.
  The transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.

        You are entitled to vote at our Annual Meeting and any adjournments or postponements of the meeting if you were a stockholder of record at the close of business on March 21, 2011. We also cordially invite you to attend the meeting.

        Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You can vote your shares by completing and returning your proxy card or by voting through the Internet or by telephone by following the instructions on your proxy card. For additional details, please see the information under the heading "How do I vote?"

By Order of the Board of Directors, Joanne Moffic-Silver Secretary

April 11, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2011:
The proxy statement is available on our Investor Relations section of our web site at http://ir.CBOE.com/annual-proxy.cfm.

CBOE HOLDINGS, INC.
400 South LaSalle Street
Chicago, Illinois 60605

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2011

INTRODUCTION

        We are furnishing this Proxy Statement to you in connection with a solicitation of proxies by the Board of Directors of CBOE Holdings, Inc., a Delaware corporation, for use at the CBOE Holdings, Inc. 2011 Annual Meeting of Stockholders on Tuesday, May 17, 2011 at 10:30 a.m., local time, and at any adjournments or postponements of our Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to stockholders is March 31, 2011.

        On June 18, 2010, after receiving required approvals, Chicago Board Options Exchange, Incorporated converted from a non-stock corporation owned by its members into a corporation that is a wholly-owned subsidiary of CBOE Holdings, Inc. Except as otherwise indicated, the terms "the Company," "we," "us" and "our" refer to Chicago Board Options Exchange, Incorporated prior to the conversion on June 18, 2010 and CBOE Holdings, Inc. after the conversion on June 18, 2010. When we use the term "CBOE," we are referring to Chicago Board Options Exchange, Incorporated and when we use the term "CBOE Holdings," we are referring to CBOE Holdings, Inc. Except as otherwise indicated, references to our "common stock" include both the unrestricted common stock and the Class A-2 common stock.

VOTING INSTRUCTIONS AND INFORMATION

Why did I receive these proxy materials?

        This Proxy Statement was mailed to holders of our common stock on or about March 31, 2011. Our Board is asking for your proxy. By giving us your proxy, you authorize the proxyholders (William J. Brodsky and Joanne Moffic-Silver) to vote your shares at the Annual Meeting according to the instructions that you provide. If the Annual Meeting is adjourned or postponed, your proxy will be used to vote your shares when the meeting reconvenes.

        Our 2010 Annual Report to Stockholders, which includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2010 (excluding exhibits), as filed with the Securities and Exchange Commission, is being mailed to stockholders with this Proxy Statement.

Who can vote at our Annual Meeting?

        You are entitled to vote your shares of our common stock if you were a stockholder at the close of business on March 21, 2011, the record date for our Annual Meeting. On that date, there were 51,782,717 shares of our unrestricted common stock (excluding the Class A-2 common stock) outstanding and 38,301,994 shares of our Class A-2 common stock outstanding. In addition, 2,195,621 shares of restricted stock that have been granted to our employees and directors have voting rights at the Annual Meeting. Therefore, there are 92,280,332 shares of voting common stock outstanding, each of which entitles the holder to one vote for each matter to be voted on at our Annual Meeting. Our outstanding common stock is held by 1,702 stockholders of record as of January 21, 2011.

Who is and is not a stockholder of record?

  •
  If you hold shares of common stock registered in your name at our transfer agent, BNY Mellon Shareowner Services, you are a stockholder of record.

  •
  If you hold shares of common stock indirectly through a broker, bank or similar institution, or are an employee who holds shares of restricted stock at Fidelity, you are not a stockholder of record, but instead hold in "street name."

What do I need to do to attend our Annual Meeting?

        Attendance at our Annual Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver's license, in order to attend our Annual Meeting in person. In addition, if you hold shares of common stock in "street name" and would like to attend our Annual Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on March 21, 2011, the record date for our Annual Meeting.

        Any representative of a stockholder who wishes to attend the Annual Meeting must present acceptable documentation evidencing his or her authority, acceptable evidence of ownership by the stockholder of common stock as described above and an acceptable form of identification. We reserve the right to limit the number of representatives for any stockholder who may attend the meeting. Please contact Investor Relations at investorrelations@cboe.com or (312) 786-5600 in advance of our Annual Meeting if you have questions about attending our Annual Meeting, including the documentation that will be required.

        If you plan to attend the Annual Meeting, please provide adequate time to pass through the security process necessary to gain access to the meeting room.

Will the annual meeting be webcast?

        Yes. A live webcast of the annual meeting will be provided from our Investor Relations section of our Web site at www.ir.CBOE.com. On the Investor Relations page, click on Events and Presentations and then click on listen to webcast for our 2011 Annual Meeting of Stockholders. If you miss the meeting, you can view a replay of the webcast on that site. Please note that you will not be able to vote your shares or ask questions via the webcast. If you plan to view the webcast, please submit your vote in advance.

How do I vote?

        You may cast your vote in one of four ways:

  •
  By Internet.  The web address for Internet voting is on the enclosed proxy card. Internet voting is available 24 hours a day.

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  By Telephone.  The number for telephone voting is on the enclosed proxy card. Telephone voting is available 24 hours a day.

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  By Mail.  Mark the enclosed proxy card, sign and date it, and return it in the pre-paid envelope we have provided.

  •
  At Our Annual Meeting.  You may vote in person at our Annual Meeting (see What do I need to do to attend our Annual Meeting?).

        If you choose to vote by Internet or telephone, then you do not need to return the proxy card. To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card. If you vote by Internet or telephone and subsequently obtain a legal proxy from your account representative, then your prior vote will be revoked regardless of whether you vote that legal proxy.

        The Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to give their voting instructions and confirm that stockholders' instructions have been recorded properly. Stockholders voting by Internet or telephone should understand that, while we do not charge any fees for voting by Internet or telephone, there may nevertheless be costs that must be borne by you, such as usage charges from Internet access providers and telephone companies.

May I change my vote?

        If you are a stockholder of record, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

  •
  submitting a new proxy by telephone or through the Internet, after the date of the earlier voted proxy;

  •
  returning a signed proxy card dated later than your last proxy;

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  submitting a written revocation to the Corporate Secretary of CBOE Holdings, Inc. at 400 South LaSalle Street, Chicago, Illinois 60605; or

  •
  appearing in person and voting at the Annual Meeting.

        If you are a stockholder of record and need a new proxy card, to change your vote or otherwise, please contact the Corporate Secretary at the address above.

        If your bank, broker or other nominee holds your shares in "street name," you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or nominee.

        To vote in person at the Annual Meeting, you must attend the meeting and cast your vote in accordance with the voting provisions established for the Annual Meeting. Attendance at the Annual Meeting without voting in accordance with the voting procedures does not, by itself, revoke a proxy. If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker or nominee to the Annual Meeting.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

        If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares of common stock will be voted in accordance with your instructions.

        If you sign, date and return your proxy card but do not give voting instructions, your shares of common stock will be voted as follows:

  •
  FOR the election of our director nominees,

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  FOR the advisory vote on executive compensation matters,

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  FOR two years for the advisory vote on the frequency of the advisory vote on executive compensation matters,

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  FOR the Amended and Restated Long-Term Incentive Plan,

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  FOR the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for our 2011 fiscal year, and

  •
  otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before our Annual Meeting.

If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares?

        Under the rules of various securities exchanges, brokers that have not received voting instructions from their customers 10 days prior to the meeting date may vote their customers' shares in the brokers' discretion on the proposal regarding the ratification of the appointment of independent registered public accounting firm, because the rules of the exchanges currently deem this a "discretionary" matter. Absent instruction, brokers would not be able to vote on any of the other matters included in this Proxy Statement.

What vote is required for adoption or approval of each matter?

        Election of Directors.    You may vote FOR or WITHHOLD for each of the director nominees. A plurality of the votes must be cast FOR the election of a director nominee in order for the director nominee to be elected. Thus, those nominees receiving the greatest number of votes cast will be elected.

        Advisory Vote on Executive Compensation Matters.    You may vote FOR or AGAINST the advisory proposal to approve executive compensation matters or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the advisory proposal in order for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.

        Advisory Vote on Say-on-Frequency.    You may vote for a ONE, TWO or THREE year interval between advisory votes on executive compensation matters or you may ABSTAIN. The option between ONE, TWO and THREE years that receives a plurality of the votes cast will be deemed to have passed.

        Approval of the Amended and Restated Long-Term Incentive Plan.    You may vote FOR or AGAINST the proposal to approve the Amended and Restated Long-Term Incentive Plan or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR approval of the proposal in order for it to pass. Votes cast FOR or AGAINST with respect to the proposal will be counted as shares cast on the proposal.

        Ratification of the Appointment of Independent Registered Public Accounting Firm.    You may vote FOR or AGAINST the ratification of the appointment of our independent registered public accounting firm, or you may ABSTAIN. A majority of the shares of common stock cast must be voted FOR ratification in order for it to pass. Votes cast FOR or AGAINST with respect to this matter will be counted as shares cast on the matter.

        Abstentions and Broker Non-Votes.    Abstentions and broker non-votes will not be considered cast either for or against any of the matters being presented in this proxy statement and will have no effect on the voting totals. If you do not provide your broker with voting instructions on non-discretionary matters, the broker cannot vote your shares on these matters. A "broker non-vote" occurs when your broker submits a proxy for the meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. In the case of a discretionary matter, i.e., the ratification of the independent auditors, your broker is permitted to vote your shares of common stock even when you have not given voting instructions, as described under If I hold my shares in "street name" and do not provide voting instructions, can my broker still vote my shares? above.

How many votes are required to transact business at our Annual Meeting?

        A quorum is required to transact business at our Annual Meeting. The holders of a majority of the outstanding shares of our common stock as of March 21, 2011, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at our Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

How do I obtain more information about CBOE Holdings, Inc.?

        A copy of our 2010 Annual Report to stockholders is enclosed with this Proxy Statement. The 2010 Annual Report, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Governance Committees are available on our website at http://ir.CBOE.com.

        These documents may also be obtained, free of charge, by writing to: CBOE Holdings, Inc., 400 South LaSalle Street, Chicago, Illinois, 60605, Attn: Investor Relations; e-mail: investorrelations@cboe.com.

        These documents, as well as other information about us, are also available on our website at http://ir.CBOE.com.

How do I sign up for electronic delivery of proxy materials?

        This Proxy Statement and our 2010 Annual Report to stockholders are available on our website at http://ir.CBOE.com. If you would like to help reduce our costs of printing and mailing future materials, you can consent to access these documents in the future over the Internet rather than receiving printed copies in the mail.

        If you are a stockholder of record, you may sign up for this service at www.BNYMellon.com. If you hold your shares of common stock in "street name," you can contact your account representative at the broker, bank or similar institution through which you hold your shares for information regarding electronic delivery of future materials. Your consent to electronic delivery will remain in effect until you revoke it.

Who pays the expenses of this proxy solicitation?

        The Company will pay the expenses of the preparation of our proxy materials and the solicitation of proxies by the Company for our Annual Meeting. Certain of our directors, officers or employees may make solicitations telephonically, electronically or by other means of communication. We have also engaged Morrow & Co., LLC to assist in the solicitation and distribution of proxies. Our directors, officers and employees will receive no additional compensation for any such solicitation, and we will pay Morrow & Co. a fee of $7,000, as well as reimbursements for certain expenses, for its services. We will request that banks, brokerage houses and other custodians, nominees and fiduciaries forward all of our solicitation materials to the beneficial owners of the shares that they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to customers.

        If you have any questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact Morrow & Co., LLC at 470 West Avenue, 3rd Floor, Stamford, Connecticut 06902. Banks and brokerage firms may call (203) 658-9400 and stockholders may call (800) 245-1502.

Who will count the vote?

        The Company has engaged BNY Mellon Shareholder Services to serve as the inspector of elections for the Annual Meeting.

What does it mean if I get more than one proxy or voting instruction card?

        If your shares are registered in more than one name or in more than one account, you will receive more than one card. This may occur if you hold both unrestricted common stock in street name and Class A-2 common stock as the record holder. Please complete and return all of the proxy or voting instruction cards that you receive (or vote by telephone or through the Internet all of the shares on all of the proxy or voting instruction cards received) to ensure that all of your shares are voted.

 PROPOSAL ONE

ELECTION OF DIRECTORS

Board Composition

        Our Bylaws provide that our Board will consist of not less than 11 and not more than 23 members. Our Board currently has 19 members. The Board has decided to reduce the size of the Board to 16 and has only nominated 16 directors for election at this Annual Meeting. Messrs. Robert J. Birnbaum, Bradley G. Griffith and Howard L. Stone, whose terms as a director expire at the Annual Meeting, will not be standing for re-election.

        Each director serves for a one-year term or until his or her successor is elected and qualified. There is no limit on the number of terms a director may serve on our board.

General

        At our Annual Meeting, our stockholders will be asked to elect the 16 director nominees set forth below, each for a one-year term expiring in 2012. All of the director nominees are current members of the Board and each has been recommended for election by our Nominating and Governance Committee and approved and nominated for election by our Board.

        The Board recommends that the stockholders vote for the election of each of the nominees indicated below. If you sign and return your proxy card in the enclosed envelope or execute a proxy by telephone or through the Internet, the persons named in the enclosed proxy card will vote to elect these 16 nominees unless you indicate otherwise. Your proxy for the Annual Meeting cannot be voted for more than 16 nominees.

        All of the nominees have indicated their willingness to serve if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, then shares represented by properly executed proxies will be voted at the discretion of the persons named in those proxies for such other person as the Board may designate. We do not presently expect that any of the nominees will be unavailable.

        The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock voted in the election of directors. Thus, those nominees receiving the greatest number of votes cast will be elected.

        Set forth below is biographical information and qualifications to serve on our board for each of the directors nominated to serve on our Board for a one-year term ending in 2012. Each of the directors has served on our Board since our initial public offering.

  Nominees

        William J. Brodsky.    Mr. Brodsky, 67, is our Chairman and Chief Executive Officer. He has served in that capacity since 1997. Prior to joining us in 1997, Mr. Brodsky was president and chief executive officer of the Chicago Mercantile Exchange from 1985 to 1997. Mr. Brodsky is a director of Integrys Energy Group, Inc. and its predecessors. He also is past chairman and currently serves as a director of the World Federation of Exchanges, past chairman of the International Options Markets Association and a director of the Swiss Futures and Options Association. He is a member of the Federal Reserve Bank of New York's International Advisory Committee. Mr. Brodsky also serves on the Kellogg School of Management Advisory Council and as a trustee of Syracuse University. He is a member of the board of directors of Northwestern Memorial Hospital. Mr. Brodsky holds an A.B. degree and a J.D. degree from Syracuse University and is a member of the bar in Illinois and New York.

Experience/Competencies	Board Qualifications
Securities Futures Regulatory Management Public Relations Human Capital Strategy Development Risk Management Legal Government Relations	Mr. Brodsky leads our senior management team as our Chief Executive Officer. He brings significant knowledge of our company and the securities and futures industry. In addition to serving as our CEO for the past 14 years, he has extensive experience in the same role with another participant in our industry. We believe that his experience in our industry makes him well suited to serve on our Board. His experience allows him to provide the Board a unique perspective on our business, competition, regulatory concerns, senior leadership and financial performance.

        James R. Boris.    Mr. Boris, 66, currently serves as our Lead Director. Mr. Boris is the retired chairman and chief executive officer of EVEREN Securities, Inc. and its predecessor Kemper Securities, Inc. His past affiliations include membership on the boards of directors of Integrys Energy Group, Inc., Peoples Energy Corporation, Smurfit Stone Container Corporation, Midwest Air Group, Inc., the Chicago Stock Exchange, the Securities Industry Association, The Catholic Charities of the Archdiocese of Chicago, Loyola University Health System, Inc., Big Shoulders Fund, the Civic Federation and Chicago's Economic Development Commission. He has served on the board of trustees of Gannon University and Loyola University of Chicago and on advisory boards at both the Kellogg Graduate School of Management and DePaul University's College of Commerce. He holds a B.A. and M.B.A. from Gannon University.

Experience/Competencies	Board Qualifications
Finance Securities Management Corporate Governance Risk Management Public Company M&A Strategy Development	As the retired chairman and CEO of a full-service securities brokerage firm, Mr. Boris has extensive knowledge of our industry. His experience as a CEO and service on other public company boards gives Mr. Boris experience with corporate governance and leadership skills that we believe make him well suited to serve on our Board and as our Lead Director.

        Mark F. Duffy.    Mr. Duffy, 60, is a nominee of CBOE Trading Permit Holder Cornerstone Trading, L.L.C. In addition, he is the trustee for a trust that is the general managing partner of Fugue, which was a CBOE member lessor organization. Mr. Duffy has been a member or Trading Permit Holder of CBOE since 1985. Mr. Duffy has been CBOE's Vice Chairman since 2010, and is currently serving a term that ends in May 2011. He also served as Vice Chairman of CBOE from 2001 through 2003. He earned a B.A. degree in Education and a Master of Arts degree from the University of Michigan. He also holds a J.D. and L.L.M., Master of Laws in Taxation, from The John Marshall Law School.

Mr. Duffy was admitted to the Illinois Bar in 1981 and has also been admitted to practice in the U.S. District Court for the Northern District of Illinois.

Experience/Competencies	Board Qualifications
Securities Trading Strategy Development Legal	Mr. Duffy has a deep understanding of the issues that face our market participants from his service as Vice Chairman of the CBOE. His knowledge of the options industry and practical trading experience bring an important perspective on our operations. We believe that Mr. Duffy is well suited to serve on our Board based on his knowledge and experiences.

        David A. Fisher.    Mr. Fisher, 41, is the CEO of optionsXpress Holdings, Inc., an online options and stock brokerage firm. He has served as the company's president since March 2007 and prior to that served as chief financial officer beginning in August 2004. On March 21, 2011, optionsXpress announced that it had entered into an agreement to be acquired by The Charles Schwab Corporation. Following the completion of the acquisition, Mr. Fisher will continue to lead optionsXpress as its President and a Schwab Senior Vice President. From March 2001 to July 2004, he served as chief financial officer of Potbelly Sandwich Works, a quick service restaurant chain with over 60 locations, and he currently serves on its board of directors. Prior to that, Mr. Fisher served as chief financial officer and secretary of Prism Financial Corporation, a publicly-traded, nationwide consumer financial services company. He holds a B.S. in Finance from the University of Illinois and a J.D. from Northwestern University.

Experience/Competencies	Board Qualifications
Leadership Financial Management Operations Public Company Legal	Mr. Fisher's experience as the CEO of a publicly-traded company that provides options and futures trading brokerage services to investors provides him with a unique insight into the issues facing us and our industry. Mr. Fisher has also served as the chief financial officer of public companies, which, we believe, gives him financial expertise that makes him well suited to serve on our Board.

        Janet P. Froetscher.    Ms. Froetscher, 51, is president and chief executive officer of the National Safety Council. Previously, she served as president and chief executive officer of the United Way of Metropolitan Chicago and in a variety of roles at the Aspen Institute, most recently as chief operating officer. From 1992 to 2000, Ms. Froetscher was the executive director of the Finance Research and Advisory Committee of the Commercial Club of Chicago. She is a member of the board of the Chicago Chamber of Commerce, and a member of the Chicago Network and Commercial Club of Chicago. Ms. Froetscher holds a B.A. degree from the University of Virginia and a Masters of Management from Northwestern University's Kellogg Graduate School of Management. Ms. Froetscher is also a Henry Crown Fellow of the Aspen Institute.

Experience/Competencies	Board Qualifications
Leadership Management Operations Community Engagement	Ms. Froetscher brings her experience as a CEO of public service entities to our Board. She also has extensive engagement with the business community in Chicago. We believe that these experiences give her leadership, operational and community engagement skills that make her well suited to serve on our Board.

        Paul Kepes.    Mr. Kepes, 43, is a senior partner and managing director of Chicago Trading Company (CTC). Founded in 1995, CTC is a leading proprietary derivatives trading firm active in various options and futures markets, including equity indexes, equities, interest rates and commodities.

The firm trades both on-floor and electronically, utilizing sophisticated proprietary pricing and risk management systems. CTC serves in a specialist capacity on various exchanges in many of the most active index, ETF and interest rate products. CTC employs over 300 people and is based in Chicago with offices in New York and London. Mr. Kepes holds a B.S. degree in Aeronautical and Astronautical Engineering from the University of Illinois.

Experience/Competencies	Board Qualifications
Securities Trading Management Operations Leadership	We believe that Mr. Kepes' experience at CTC makes him well suited to serve on our Board. Mr. Kepes has extensive knowledge of the options and futures markets from CTC, as well as extensive management and leadership skills.

        Stuart J. Kipnes.    Mr. Kipnes, 44, is the president and sole stockholder of Associated Options, Inc., an options brokerage firm that operates on the CBOE trading floor. He has served in that capacity since 1995. Mr. Kipnes holds a B.S. degree in Finance from the University of Maryland.

Experience/Competencies	Board Qualifications
Securities Trading Financial	Mr. Kipnes has extensive knowledge of the options industry from his over 15-year tenure on our trading floor. This experience also provides him with a unique insight into the needs and interests of our market participants. We believe these skills make him well suited to serve on our Board.

        Duane R. Kullberg.    Mr. Kullberg, 78, served as managing partner and chief executive officer of Arthur Andersen & Co., S.C. from 1980 until 1989. He is currently a member of the board of directors of Artio Global Investors, Inc. and has served in the past on a number of private and public company boards. Mr. Kullberg is a member of the National Association of Corporate Directors. He is a member of the Commercial Club of Chicago and a Life Trustee of Northwestern University, the University of Minnesota Foundation, and the Art Institute of Chicago. He has served on the board of directors of Nuveen Investments, Inc. Mr. Kullberg holds a B.B.A. degree from the University of Minnesota.

Experience/Competencies	Board Qualifications
Financial Risk Management Corporate Governance Leadership Management Public Company	Mr. Kullberg has extensive management and leadership experience from his tenure as CEO at Arthur Andersen. That experience also provides him with extensive knowledge of accounting, finance and governance. Finally, Mr. Kullberg's service on numerous public company boards provides him with a deep understanding of the operations of such boards. We believe that Mr. Kullberg's experiences make him well suited to serve on our Board.

        Benjamin R. Londergan.    Mr. Londergan, 35, is CEO of Group One Trading, L.P. and has served on its board of directors since January 2005. Prior to his current role, he was derivatives trading managing director and was directly responsible for opening and managing the first European trading operation for Group One, G1 Derivatives Trading LTD. Mr. Londergan began his career at Group One in 1998. Mr. Londergan graduated summa cum laude from Indiana University and holds a B.A. degree in Mathematics with minors in French and Economics.

Experience/Competencies	Board Qualifications
Securities Trading Management Leadership	Mr. Londergan has extensive knowledge of the needs of our market participants based on his experience on our trading floor and trading electronically. As a CEO, he brings managerial and leadership skills to the Board. Finally, in his role in Group One's European expansion, he has unique insight into the growing international interest in derivatives trading. We believe that these skills make Mr. Londergan well suited to serve on our Board.

        R. Eden Martin.    Mr. Martin, 70, is of counsel at the law firm Sidley Austin LLP, having served as a partner from 1975 to 2004 and as chairman of the management committee from 1989 until 1999. Mr. Martin served as the president of The Commercial Club of Chicago and president of its Civic Committee from 1999 until the end of 2010. Mr. Martin is a member of the boards of directors of Nicor Inc. and Aon Corporation. He also is a life trustee of Northwestern University, the Chicago History Museum, the Chicago Symphony Orchestra and the Ravinia Festival. Mr. Martin holds a B.A. from the University of Illinois and an L.L.B. degree from Harvard University.

Experience/Competencies	Board Qualifications
Corporate Governance Legal Public Company Risk Management Leadership	From his experience practicing law, Mr. Martin brings an understanding of regulatory issues and legal risks to our business. His extensive service on other public company boards gives him a unique understanding of corporate governance and risk management. We believe that his experience makes him well suited to serve on our Board.

        Roderick A. Palmore.    Mr. Palmore, 59, is executive vice president, general counsel and chief compliance and risk management officer of General Mills, Inc. Prior to joining General Mills in February 2008, he served as executive vice president and general counsel of Sara Lee Corporation. Mr. Palmore has also served as a member of the boards of directors of Nuveen Investments, Inc. and the United Way of Metropolitan Chicago. Mr. Palmore holds a B.A. degree in Economics from Yale University and a J.D. degree from the University of Chicago Law School.

Experience/Competencies	Board Qualifications
Legal Corporate Governance Risk Management Regulation Public Company	Through his experience as general counsel of several public companies, Mr. Palmore has extensive experience in corporate governance and the legal issues facing our company. In addition, his experience provides him with strong risk management skills. We believe that his experience makes him well suited to serve on our Board.

        Susan M. Phillips.    Dr. Phillips, 66, retired as the dean of The George Washington University School of Business in 2010, a position she had held since 1998, and continues as a professor of finance at the same university. Previously she served as a commissioner of the CFTC from 1981 to 1983 and served as chairman of the CFTC from 1983 to 1987 and as a member of the board of governors of the Federal Reserve System from 1991 to 1998. Dr. Phillips is a member of the boards of directors of State Farm Mutual Automobile Insurance Company, the Kroger Company and the National Futures Association. She has served on the board of directors of State Street Research Mutual Funds and the Financial Accounting Foundation. Dr. Phillips holds a B.A. in Mathematics from Agnes Scott College, an M.S. in Finance and Insurance and a Ph.D. in Finance and Economics, both from Louisiana State University.

Experience/Competencies	Board Qualifications
Financial Futures Securities Regulation Corporate Governance Public Company Government Relations	Dr. Phillips has a strong understanding of our business and the regulation of the financial and derivatives industries from her experience with the CFTC and Federal Reserve System. She also has strong financial skills from her educational and occupational experiences. These skills, as well as her experience on other boards, make her well suited to serve on our Board.

        William R. Power.    Mr. Power, 66, was a CBOE member from 1973 until our demutualization. He operated an options trading firm, Commercial Crush, Inc., from 1978 until early 2002. Mr. Power traded on the floor of CBOE from 1973 to 1991. Mr. Power also is a member of the board of directors of the Minneapolis Grain Exchange and Media Derivatives, Inc. and previously was a member of the New York Stock Exchange Board of Executives.

Experience/Competencies	Board Qualifications
Securities Trading Management Regulation	Mr. Power brings extensive experience in the financial and derivative industries. He also has a deep understanding of our markets and the concerns and interests of our market participants from his experience operating an options trading firm at the CBOE. We believe that Mr. Power has experiences that make him well suited to serve on our Board.

        Samuel K. Skinner.    Mr. Skinner, 72, is of counsel to the law firm Greenberg Traurig, LLP where he concentrates on corporate, governmental and regulatory matters. From 2000 to 2003, Mr. Skinner served as Chairman, President and CEO of USF Corporation. Mr. Skinner previously served as president of Commonwealth Edison Company and its holding company, Unicom Corporation (Exelon Corporation). He also was formerly White House chief of staff to President George H.W. Bush and, prior to that, served as U.S. Secretary of Transportation from February 1989 to December 1991. Mr. Skinner previously was United States Attorney for the Northern District of Illinois from 1975 to 1977, having served in that office for eight years. Mr. Skinner also serves on the boards of directors of Express Scripts, Inc., APAC Customer Services, Inc., Navigant Consulting, Inc., Echo Global Logistics, Inc. and MedAssets, Inc. He has previously served on the boards of Diamond Management and Technology Consultants and Dade Behring. He holds a B.S. in Accounting from the University of Illinois and a J.D. from DePaul University Law School.

Experience/Competencies	Board Qualifications
Corporate Governance Legal Public Company Risk Management Regulation Leadership M&A Management Operations Government Relations	Mr. Skinner has experience as a CEO of a public company. That experience provides him with extensive management, legal and financial experience. His experience in the government provides him with knowledge of regulation and the legislative process. Finally, Mr. Skinner's practice of law provides him with an understanding of the corporate governance and risk management issues that we face. We believe Mr. Skinner's experiences make him well suited to serve on our Board.

        Carole E. Stone.    Ms. Stone, 63, served as director of the New York State Division of the Budget from June 2000 to October 2004. She currently serves on the boards of directors of the Nuveen Funds and the Nuveen Diversified Commodity Fund. She has previously served as the chair of the New York Racing Association Oversight Board, as commissioner on the New York State Commission on Public Authority Reform, as chair of the Public Authorities Control Board and on the board of directors of several New York State public authorities. Ms. Stone holds a B.A. in Business Administration from Skidmore College.

Experience/Competencies	Board Qualifications
Corporate Governance Government Regulation Financial Government Relations	Ms. Stone has a strong understanding of government and regulation from her experience with numerous public entities, as well as accounting and budgeting skills. She also has experience with corporate governance and financial services from her service on the Nuveen boards. We believe that these skills make her well suited to serve on the Board.

        Eugene S. Sunshine.    Mr. Sunshine, 61, is the senior vice president for Business and Finance at Northwestern University. He has served in that capacity since 1997. Prior to joining Northwestern, he was senior vice president for administration at The John Hopkins University. He currently is a member of the boards of directors of Nuveen Investments, the Civic Federation, and the Pathways Awareness Foundation. He is also a member of the Advisory Committee of the District 65 Educational Foundation and a member of the Commercial Club of Chicago. He currently serves as chairman of the board of Rubicon, an insurance affiliate of Northwestern University, and as a member of the boards of the Evanston Chamber of Commerce and Evanston Inventure. He holds a B.A. from Northwestern University and a Masters of Public Administration degree from the Maxwell Graduate School of Citizenship and Public Affairs at Syracuse University.

Experience/Competencies	Board Qualifications
Finance Corporate Governance Risk Management Community Engagement	Mr. Sunshine has extensive financial skills from his education and experiences. He also has knowledge of the corporate governance issues facing public company boards from his experience serving on them. He has extensive connections in the Chicago area business community. We believe that these skills make him well suited to serve on our Board.

        The Board of Directors recommends that the stockholders vote FOR each of the director nominees.

Board Structure

Independence

        At all times no less than two-thirds of our directors will be independent, as defined in our Bylaws and Corporate Governance Guidelines. The Nominating and Governance Committee has determined that all of our current directors are independent under the NASDAQ Stock Market's listing standards for independence, except Messrs. Brodsky, Duffy and Griffith.

        All of the directors on each of the Audit, Compensation and Nominating and Governance Committees are independent. Each of these committees reports to the Board as they deem appropriate, and as the Board may request.

Lead Director

        The Board has an independent Lead Director, who is authorized to preside at meetings of the non-management directors and meetings of the independent directors of the Board. The Lead Director also consults with the Chairman on the agenda for Board meetings and serves as a liaison between the Chairman and the independent directors.

Chairman and CEO Roles

        For many years, we have employed a leadership structure that included having a combined Chairman and Chief Executive Officer. We believe that this leadership structure is effective and should continue. A combined chief executive and chairman role promotes a close relationship between management and the Board and assists in the development and implementation of corporate strategy. We believe that the following elements provide strong leadership for us and for our Board:

  •
  having one person serve as both chairman and chief executive officer,

  •
  requiring the Board to consist of at least two-thirds independent directors who meet regularly without management,

  •
  establishing independent Audit, Compensation and Nominating and Governance Committees and

  •
  appointing an independent Lead Director.

Board Oversight of Risk

        Our Board is responsible for overseeing our risk management process. The Board is responsible for addressing both our general risk management strategy and significant risks facing us. It is also responsible for ensuring that management implements appropriate risk mitigation strategies. The Board stays apprised of particular risk management matters in accordance with its general oversight and approval of corporate matters.

        The Board has delegated to the Audit Committee oversight of our risk management process. Among its duties, the Audit Committee is responsible for reviewing our guidelines, policies and practices regarding risk assessment and risk management, and reviewing the adequacy and effectiveness of internal controls and procedures. The Compensation Committee has been delegated oversight of risk management as it relates to our compensation policies and procedures. All committees report to the full Board when a matter rises to the level of a material or enterprise level risk.

        Our management is responsible for daily risk management. In addition, heads of each of our divisions attend periodic enterprise risk management meetings at which an established matrix of identified risks is reviewed to evaluate the level of potential risks facing us and to identify any new risks. This group provides information and recommendations to the Audit Committee as necessary. We believe this division of risk management responsibilities is an effective approach for addressing the enterprise risks that we face.

Board and Committee Meeting Attendance

        There were six meetings of the Board during 2010. Each director attended at least 75% of the aggregate number of meetings of the Board and meetings of committees of which the director was a member during 2010, other than Dr. Phillips. Dr. Phillips attended over 70% of the Board and committee meetings and chaired each of the meetings of the CBOE and C2 Regulatory Oversight Committees, which serve an important role in overseeing our business.

Independent Directors Meetings

        Each of the independent directors and the non-employee directors meet periodically in executive session without management. The Lead Director presides over these meetings.

Committees of the CBOE Holdings Board of Directors

        Our Board of Directors has the following five standing Board committees:

  •
  the Audit Committee,

  •
  the Compensation Committee,

  •
  the Executive Committee,

  •
  the Nominating and Governance Committee, and

  •
  the Finance Committee.

        Each of the members of these committees, other than members of the Executive Committee and the Finance Committee, comply with our director independence requirements. Other than the members of the Executive Committee required to be on the committee pursuant to its charter, each of the members of the committees were recommended by the Nominating and Governance Committee for approval by the Board for service on such committee. Each of the committees has a charter, all of which are available in the Corporate Governance page on our Investor Relations section of our web site at: http://ir.CBOE.com.

        On June 18, 2010, CBOE converted from a non-stock corporation owned by its members into a corporation that is a wholly-owned subsidiary of CBOE Holdings. Prior to that time, the primary functions of the respective CBOE Holdings' committees were conducted by either the CBOE committee of the same name or the CBOE Holdings and CBOE committees jointly. The following table shows the membership on the respective CBOE and CBOE Holdings Audit, Compensation and Nominating and Governance Committees. The number of meetings reflects the meetings of the CBOE committees, or the CBOE and CBOE Holdings committees, that happened before June 18, 2010 and the CBOE Holdings committee meetings after June 18, 2010.

	Audit		Compensation		Nominating and Governance
Director	CBOE	Holdings	CBOE	Holdings	CBOE	Holdings
Number of meetings	2	4	3	3	3	3
Robert J. Birnbaum					X	X
William J. Brodsky
James R. Boris(1)	X	X	X	X	X	X
Mark F. Duffy			X(2)(5)
David A. Fisher	X	X
Janet P. Froetscher			X(2)	X	X*	X*
Bradley G. Griffith			X(3)
Paul Kepes			X(4)	X	X	X
Stuart J. Kipnes
Duane R. Kullberg	X	X	X(2)(5)
Benjamin R. Londergan					X	X
R. Eden Martin	X*	X*	X(3)
Kevin L. Murphy			X(5)		X(3)
Roderick A. Palmore	X	X
Susan M. Phillips					X(2)	X
William R. Power			X	X	X(3)
Samuel K. Skinner			X(2)	X	X(3)
John E. Smollen					X(3)
Carole E. Stone	X	X
Howard L. Stone					X(3)
Eugene S. Sunshine			X*	X*	X(2)	X
Jonathan B. Werts

*
Chairman

(1)
As Lead Director, Mr. Boris is an ex officio member of the Audit, Compensation, Finance and Nominating and Governance Committees.

(2)
Joined the committee on January 13, 2010.

(3)
Left the committee on January 13, 2010.

(4)
Joined the committee June 18, 2010.

(5)
Left the committee June 18, 2010.

        Unless otherwise indicated, discussions of the activities of the committees during 2010 include the activities of the CBOE committees before June 18, 2010.

  Audit Committee

        The Audit Committee consists of six directors, all of whom are independent under our Bylaws and Corporate Governance Guidelines, as well as Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Eden Martin, Chair, James Boris, David Fisher, Duane Kullberg, Roderick Palmore and Carole Stone. The Audit Committee consists exclusively of directors who are financially literate. In addition, David Fisher and Duane Kullberg are our audit committee financial experts as defined by the SEC.

        The Audit Committee's responsibilities include:

  •
  engaging our independent auditor and overseeing its compensation, work and performance;

  •
  reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

  •
  reviewing our guidelines, policies and practices regarding risk assessment and risk management; and

  •
  reviewing transactions with related persons for potential conflict of interest situations.

  Compensation Committee

        The Compensation Committee consists of six directors, all of whom are independent. The current members of the Compensation Committee are Eugene Sunshine, Chair, James Boris, Janet Froetscher, Paul Kepes, William Power and Samuel Skinner. The committee has primary responsibility for:

  •
  determining and recommending to the full Board all elements and amounts of compensation for the executive officers other than the CEO, including any performance goals;

  •
  determining and approving compensation for the CEO and reviewing succession plans relating to the CEO;

  •
  reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

  •
  approving any employment agreements, severance agreements or change-in-control agreements with executive officers; and

  •
  reviewing and recommending the level and form of non-employee director compensation and benefits.

  Nominating and Governance Committee

        The Nominating and Governance Committee consists of seven directors, all of whom are independent. The current members of the Nominating and Governance Committee are Janet Froetscher, Chair, Robert Birnbaum, James Boris, Paul Kepes, Benjamin Londergan, Susan Phillips and Eugene Sunshine. The Nominating and Governance Committee's responsibilities include:

  •
  recommending persons for election as director;

  •
  recommending a director to serve as Chairman of the Board and an independent director to serve as Lead Director;

  •
  reviewing annually the skills and characteristics required of directors and each incumbent director's continued service on the Board;

  •
  reviewing any stockholder proposals and nominations for directors;

  •
  advising the Board on the appropriate structure, operations and composition of the Board and its committees; and

  •
  developing and recommending to the Board Corporate Governance Guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs.

  Criteria for Directors

        We believe that each of the individuals serving on our Board has the necessary skills, qualifications and experiences to address the challenges and opportunities we face. The Nominating and Governance Committee is responsible for considering and recommending nominees for election as directors. The committee annually reviews the skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In evaluating director candidates, the committee takes into consideration many factors, including the individual's educational and professional background, whether the individual has any special experience in a relevant area, personal accomplishments and cultural experiences. In addition, the committee may consider such other factors it deems appropriate when conducting its assessment of director candidates. As part of this process, the committee reviews each incumbent director's continued service on the Board and recommends to the Board an independent director to serve as Lead Director.

  Diversity

        While we do not currently have a formal diversity policy, our Corporate Governance Guidelines provide that the committee will seek to nominate directors with a diverse range of experience, qualifications and skills in order to provide varied insights and competent guidance regarding our operations, with a goal of having a Board that reflects diverse backgrounds, experience and viewpoints. We believe that we benefit from having directors with a diversity of skills, characteristics, backgrounds and cultural experiences.

  Stockholder Nominations

        The Nominating and Governance Committee will consider stockholder recommendations for candidates for our Board of Directors. See "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is a current or former officer or employee of ours. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Annual Meeting Attendance

        We encourage members of the Board to attend our Annual Meeting of Stockholders. This is our first Annual Meeting. Meetings of the Board and its committees are being held in conjunction with the Annual Meeting of Stockholders. We expect all directors will attend the Annual Meeting.

Communications with Directors

        As provided in our Corporate Governance Guidelines, you may communicate directly with our independent directors or the entire Board. Our policy and procedures on such communications are located in the Investor Relations section of our website at http://ir.CBOE.com.

 RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Our Audit Committee has responsibility for reviewing and approving all related party transactions. The Committee has adopted a related-party transactions approval policy. Under this policy, transactions between us and any executive officer, director or holder of more than 5% of our common stock, or any immediate family member of such person, must be approved or ratified by the Committee in accordance with the terms of the policy. The following is a description of the related party transactions that the Audit Committee has reviewed.

        Currently, 5 of our 19 directors are individuals who are CBOE or C2 Trading Permit Holders or affiliated with organizations that are Trading Permit Holders. These individuals and organizations derive a substantial portion of their income from their trading or clearing activities on our exchanges. The amount of income that a Trading Permit Holder may derive from its trading or clearing activities with us is, in part, dependent on the fees that we charge them. Trading Permit Holders may benefit from trading rules, privileges and discounts that enhance their trading opportunities and profits. Trading Permit Holders pay fees, either directly or indirectly, to us in connection with the services we provide, which in many cases could be substantial to the Trading Permit Holder. The payments made by such directors or their affiliates are on terms no more favorable than terms given to unaffiliated persons. In addition, as self-regulatory organizations, our subsidiaries may have regulatory oversight responsibilities for the Trading Permit Holders on our exchanges.

        We also administer a marketing fee program through which market makers are assessed a per contract fee on transactions resulting from customer orders from payment accepting firms and customer orders that have designated a preferred market-maker. We make the funds generated by the marketing fee available to the designated primary market-maker or preferred market-maker in the option class in which the fee was assessed to be used to attract order flow to us. In providing administrative support to the marketing fee program, we do not determine which payment accepting firms are paid these funds or the amount of any such payments. Rather, we provide administrative support in such matters as maintaining the funds, keeping track of the number of qualified orders each firm directs to us, and making the necessary debits and credits to reflect the payments made at the direction of DPMs and preferred market-makers. Funds that are not paid out are either maintained in an excess pool for later payment or rebated to the market participants who paid the fees. Mr. Fisher is affiliated with a firm, optionsXpress, Inc., that receives marketing fee funds.

        In connection with our restructuring and initial public offering, we paid Mr. Griffith a cash award of $300,000. This payment was made based on an agreement between us and Mr. Griffith based on his service as Vice Chairman. See "Director Compensation."

Beneficial Ownership of Management and Directors

        The following table lists the shares of our unrestricted common stock and Class A-2 common stock that were beneficially owned as of December 31, 2010 by each of:

  •
  our directors,

  •
  our named executive officers,

  •
  our directors and executive officers as a group, and

  •
  beneficial owners of more than 5% of our common stock.

Name	Number of Shares of Unrestricted Common Stock(1)	Number of Shares of Class A-2 Common Stock	Percent of Voting Common Stock
William J. Brodsky	233,441	—	*
Edward J. Joyce	175,156	—	*
Edward T. Tilly	131,440	—	*
Alan J. Dean	77,950	—	*
Richard G. DuFour	77,953	—	*
Robert J. Birnbaum	7,847	—	*
James R. Boris	7,847	—	*
Mark F. Duffy(2)	162,547	150,000	*
David A. Fisher(3)	47,547	40,000	*
Janet P. Froetscher	7,847	—	*
Bradley G. Griffith	42,847	35,000	*
Paul Kepes	7,847	—	*
Stuart J. Kipnes(4)	42,847	35,000	*
Duane R. Kullberg	7,847	—	*
Benjamin R. Londergan(5)	37,547	22,538	*
R. Eden Martin	7,847	—	*
Roderick A. Palmore	7,547	—	*
Susan M. Phillips	7,847	—	*
William R. Power	87,847	80,000	*
Samuel K. Skinner	7,847	—	*
Carole E. Stone	7,547	—	*
Howard L. Stone	7,847	—	*
Eugene S. Sunshine	7,847	—	*
All directors and executive officers as a group (27 persons)	1,458,711	362,538	2.0%

*
Less than 1%.

(1)
Amounts include the following shares of restricted stock granted to each officer pursuant to the Long-Term Incentive Plan: Mr. Brodsky, 233,138 shares; Mr. Joyce, 174,853 shares; Mr. Tilly, 131,140 shares; Mr. Dean, 77,650 shares; Mr. DuFour, 77,650 shares. Amounts include 7,547 shares of restricted common stock granted to each non-employee director pursuant to the Long-Term Incentive Plan. The amount of shares of restricted common stock granted under the Long-Term Incentive Plan to all directors and executive officers as a group is 941,251.

(2)
Includes 150,000 shares of unrestricted common stock and 155,000 shares of Class A-2 common stock issued to Fugue, General Partnership ("Fugue"). Mr. Duffy is the trustee of the Mark F. Duffy Trust, which is a general partner of Fugue and owns 50% of the partnership interests of Fugue. Mr. Duffy may be deemed to beneficially own all of the shares of common stock issued to Fugue. Fugue has pledged 62,500 shares of our unrestricted common stock. Mr. Duffy disclaims beneficial ownership of those shares in which he does not have a pecuniary interest.

(3)
Includes 40,000 shares of unrestricted common stock and 40,000 shares of Class A-2 common stock issued to optionsXpress, Inc., a wholly-owned subsidiary of optionsXpress Holdings, Inc. Mr. Fisher is chief executive officer of optionsXpress Holdings, Inc. Mr. Fisher disclaims beneficial ownership of those shares in which he does not have a pecuniary interest.

(4)
Includes 35,000 shares of unrestricted common stock and 35,000 shares of Class A-2 common stock issued to Associated Options, Inc. Mr. Kipnes is the president and sole owner of Associated Options, Inc.

(5)
Includes 30,000 shares of unrestricted common stock and 22,538 shares of Class A-2 common stock issued to Group One Trading, L.P. Mr. Londergan is the chief executive officer of Group One Trading, L.P. Mr. Londergan disclaims beneficial ownership of those shares in which he does not have a pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater-than-10% stockholders, if any, are required by regulation to furnish us with copies of all Forms 3, 4 and 5 that they file.

        Based on our review of the copies of those forms, and any amendments that we have received, and written representations from our executive officers and directors, we believe that all executive officers and directors complied with all of the filing requirements applicable to them with respect to transactions during the year ended December 31, 2010. We are not aware of any beneficial owners of more than 10% of our common stock.

COMPENSATION

Director Compensation

        For the year ended December 31, 2010, we compensated our non-employee directors as follows:

  •
  an annual retainer of $25,000,

  •
  a fee of $2,500 for each meeting of the Board that they attended,

  •
  a fee of $2,500 for each committee meeting that they attended,

  •
  each committee chair received an additional annual retainer of $10,000, and

  •
  the Lead Director of the Board received an additional annual retainer of $25,000.

        In addition to the fees set forth above, on June 15, 2010, each of our non-employee directors received a restricted stock grant pursuant to our Long-Term Incentive Plan of 7,547 shares of common stock in connection with our restructuring and initial public offering. The restricted stock grant is subject to a four-year vesting schedule in which 25% of the shares granted will vest each year on the anniversary of the grant date. Vesting will accelerate upon the director's death or disability, the occurrence of change in control or upon termination of service as a Board member due to a reduction in the size of the Board. Unvested portions of the restricted stock grants will be forfeited if the director terminates service on the Board prior to the applicable vesting date.

        For 2010, Mr. Duffy, one of our non-employee directors, was paid $450,000 for service as Vice Chairman and a bonus of $350,000. Mr. Duffy serves as the Vice Chairman of CBOE for a term that ends in May 2011. The Vice Chairman position primarily served to facilitate communication with, until our demutualization, the members of CBOE and, now, serves to facilitate communication with CBOE Trading Permit Holders. We anticipate that the position of Vice Chairman will be eliminated when the current term is completed.

        Mr. Griffith, a non-employee director, had served as the Vice Chairman of CBOE until he took a leave of absence beginning in July 2009. In connection with his leave of absence and in recognition of his efforts to effect the demutualization and the initial public offering, we agreed to pay him, and in 2010 did pay him, $300,000.

        The compensation of our non-employee directors for the year ended December 31, 2010 for their service as members of our Board of Directors is shown in the following table. All of the restricted stock grants to non-employee directors remained outstanding as of December 31, 2010.

2010 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation		Total
James R. Boris	$165,000	$218,863	$0		$383,863
Robert J. Birnbaum	$67,500	$218,863	$0		$286,363
Mark F. Duffy	$62,500	$218,863	$800,000	(2)	$1,081,363
David A. Fisher	$52,500	$218,863	$0		$271,363
Janet P. Froetscher	$87,500	$218,863	$0		$306,363
Bradley G. Griffith	$55,000	$218,863	$300,000	(3)	$573,863
Paul Kepes	$70,000	$218,863	$0		$288,863
Stuart J. Kipnes	$45,000	$218,863	$0		$263,863
Duane R. Kullberg	$87,500	$218,863	$0		$306,363
Benjamin R. Londergan	$55,000	$218,863	$0		$273,863
R. Eden Martin	$85,000	$218,863	$0		$303,863
Kevin L. Murphy(4)	$38,750	$0	$0		$38,750
Roderick A. Palmore	$62,500	$218,863	$0		$281,363
Susan M. Phillips	$70,000	$218,863	$0		$288,863
William R. Power	$60,000	$218,863	$0		$278,863
Samuel K. Skinner	$70,000	$218,863	$0		$288,863
John E. Smollen(4)	$33,750	$0	$0		$33,750
Carole E. Stone	$60,000	$218,863	$0		$278,863
Howard L. Stone	$67,500	$218,863	$0		$286,363
Eugene S. Sunshine	$82,500	$218,863	$0		$301,363
Jonathan B. Werts(4)	$27,500	$0	$0		$27,500

(1)
The amounts in the stock award column represent the aggregate date fair value of the awards granted to each director on June 15, 2010 computed in accordance with stock based accounting rules (Financial Standards Accounting Board ASC Topic 718). Assumptions used in the calculation of these amounts are included in the notes to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Represents retainer and bonus paid for work as Vice Chairman.

(3)
See discussion above regarding Mr. Griffith's compensation.

(4)
Messrs. Murphy, Smollen and Werts served on the CBOE Holdings Board of Directors until May 26, 2010. Messrs. Murphy and Smollen served on the CBOE Board until September 23, 2010. Mr. Werts served on the CBOE Board until May 26, 2010.

        The Compensation Committee has adopted stock ownership guidelines that provide that each non-employee director should own stock equal to three times his or her annual retainer. For purposes of ownership requirement, (a) shares owned outright or in trust; and (b) restricted stock, including shares that have been granted but are unvested, are included. Each of the non-employee directors met this ownership requirement as of December 31, 2010.

  Compensation Discussion and Analysis

  Overview

        The following is a discussion of how our Compensation Committee determined and recommended to the Board the total compensation of our "named executive officers," or "NEOs," which consists of:

  •
  William J. Brodsky, Chairman and Chief Executive Officer;

  •
  Edward J. Joyce, President and Chief Operating Officer;

  •
  Edward T. Tilly, Executive Vice Chairman;

  •
  Richard G. DuFour, Executive Vice President Corporate Planning & Development; and

  •
  Alan J. Dean, Executive Vice President Finance & Administration, Chief Financial Officer and Treasurer.

        Our executive compensation program is designed to attract and retain the most talented and dedicated executives possible and to motivate our executives and other key employees to achieve corporate goals that create value for our stockholders. To meet these objectives, the Compensation Committee designed and implemented an executive compensation program that pays a substantial portion of executive compensation based on corporate and individual performance.

        The Compensation Committee believes that compensation plays a vital role in contributing to the achievement of key strategic business objectives that ultimately drive long-term business success. Accordingly, our executive compensation program has been designed to focus our executives on achieving critical corporate goals, while taking steps to position the business for sustained financial performance over time.

        The following table lists the various elements included in the total compensation pay mix for our executive officers and each element's purpose. Additional details regarding the pay components are provided in later sections.

Total Compensation Component	Purpose
Base salary	Provides a defined amount to reflect the market value of the position
Annual incentive	Provides variable discretionary payments designed to reward each executive for his or her contribution towards achieving our annual financial and operational results
Long-Term Incentive Plan	Aligns the interests of our executives with stockholders and motivates our executives to focus on our long-term value
Benefits—retirement, medical, life and disability	Provides competitive benefits and protects executives in a catastrophic event
Severance	Creates a stable framework by encouraging retention in a time of uncertainty

  2010 Highlights

        In 2010, we successfully transitioned to a public company, which represented a significant milestone in our history. Our management team led this effort while also achieving several other strategic objectives:

  •
  maintaining the largest market share in the options industry,

  •
  increasing revenue, which resulted in a pre-tax profit of $164.6 million,

  •
  launching C2 (our all electronic exchange),

  •
  effectively managing expenses,

  •
  introducing new products,

  •
  initiating new licensing, and

  •
  advocating strongly on regulatory reform.

        In early 2010, the Board set the aggregate annual incentive pool from which annual incentive payments to all employees are made at 7.5% of adjusted pre-tax income for 2010. The annual incentive pool for 2010 was approximately 10% lower than 2009. The incentive payments to the named executive officers were as much as 22% less than payments for 2009.

        In 2010, there were no increases to the base salaries of the named executive officers, other than Mr. Brodsky. Also for the fourth quarter, each officer's base salary and defined contribution retirement plan match were reduced. The actions were consistent with the organizational priority of carefully managing expenses.

        The Long-Term Incentive Plan was adopted in connection with our 2010 initial public offering. The purpose of the Plan is to better align the interests of management with the interests of our stockholders. The grants of restricted stock made pursuant to the Plan to executives in connection with the restructuring transaction and initial public offering are subject to a four-year vesting schedule in which 25% of each grant will vest each year. This is designed to retain executives and to encourage them to focus on our long-term success.

  Best Practices

        The Compensation Committee has implemented the following best practices with respect to executive compensation:

  •
  Stock ownership guidelines:  The Compensation Committee adopted stock ownership guidelines that specify the levels of stock ownership that each named executive officer is expected to maintain while he is employed by us.

  •
  Hedging:  Our executive officers are prohibited from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock.

  •
  Clawbacks:  The clawback policy provides that we will attempt to recover annual incentive amounts paid to executive officers based on material noncompliance with any financial reporting requirement. The policy has a three-year look-back and applies to both current and former executives. The Long-Term Incentive Plan includes a provision that allows the Compensation Committee to reduce, cancel or recoup an award upon the occurrence of specified events such as termination for cause or upon the breach of a non-compete, non-solicitation or other restrictive covenants.

  •
  Elimination of perquisites:  In line with its emphasis on responsible governance, the Compensation Committee conducts periodic reviews of executive employment agreements. After the 2009 review, the Compensation Committee recommended to the Board, and the Board approved, terminating the payment of various perquisites (e.g., club memberships, parking and financial counseling) and tax gross-ups related to such perquisites previously paid to various executive officers, effective January 1, 2010.

  •
  Reduction in number of employment contracts:  The Compensation Committee eliminated the contracts and letter of agreements for the majority of our executive officers and, in their place, adopted the Executive Severance Plan. The Compensation Committee believes that the severance plan will help us retain executives and allow executives to focus on our business priorities during a time of uncertainty.

  •
  Double trigger:  The employment agreements and Executive Severance Plan provide that, if a change in control should occur, severance payments will only occur if the named executive officer's employment is terminated.

  Role of Compensation Committee

        The Compensation Committee is responsible for reviewing the various components of the total compensation program for all executive officers. The Compensation Committee has engaged McLagan, a division of Aon Hewitt Consulting, to serve as its independent compensation consultant and assist in its review and determination of executive compensation. Messrs. Brodsky, Joyce and Dean, the independent compensation consultant, and the Vice President of Human Resources generally attend the meetings of the Compensation Committee to provide information and assistance.

  Independent Compensation Consultant

        The independent compensation consultant reviews the executive compensation program and advises the Compensation Committee on best practices or plan designs that may improve effectiveness. The independent compensation consultant recommends the peer group, provides comparative data and assists the Compensation Committee in monitoring the competitive positioning of the various components of the executive compensation program. At all meetings, the independent compensation consultant meets with the Compensation Committee in executive session without management. The independent compensation consultant also communicates directly with members of the Compensation Committee and the Board at large.

  Peer Group and Comparative Data

        The independent compensation consultant conducted an in-depth analysis to identify and recommend to the Compensation Committee a peer group based upon our business mix and size. The peer group includes financial services firms with a heavy focus on technology and an environment similar to ours. Although the members of our peer group may be larger or smaller in one or several measures, the Committee thought it added more value to focus on members of our industry and believes that the variance is necessary due to our unique business model and in order to have a sufficient number of members in the group. The most recent review, conducted in August 2010, included data from the following peer group:

BGC Partners, Inc.	MF Global Holdings Ltd.
CME Group, Inc.	NASDAQ OMX Group, Inc.
GFI Group, Inc.	NYSE Euronext, Inc.
Interactive Brokers Group, Inc.	optionsXpress Holdings Inc.
Intercontinental Exchange, Inc.	Penson Worldwide, Inc.
Investment Technology Group	Tradestation Group, Inc.
Knight Capital Group, Inc.	TSX Group, Inc.
Market Axess Holdings, Inc.

        To ensure that our compensation and performance is competitive, the Compensation Committee reviews comparative data from the peer group annually, including the aggregate level of executive compensation and its various components. The Compensation Committee uses the comparative data as a point of reference, rather than as the determining factor in setting compensation for our executive officers. Profitability measures such as net income, return on equity and return on assets of the peer group were also reviewed in 2010 to evaluate relative performance.

  Elements of Compensation

        Base Salary.    The base salary for our named executive officers is designed to be part of a competitive total compensation package when compared to our peer group companies. Also considered for each named executive officer in determining base salary was his:

  •
  experience,

  •
  industry specific knowledge,

  •
  level of responsibility,

  •
  individual performance,

  •
  potential to influence our future success, and

  •
  total compensation.

        The Compensation Committee recommends any changes in base salaries to the Board for Messrs. Brodsky, Joyce and Tilly and, with input from Messrs. Brodsky, Joyce and Tilly, recommends to the Board the base salaries for the remaining six executive officers. Mr. Brodsky received an increase in base salary in 2010 as a result of the elimination of several provisions, such as a 10% retirement plan contribution, from his employment agreement. The other named executive officers did not receive an increase in their base salaries during 2010. Also for the fourth quarter, base salaries were reduced for all employees, including the named executive officers.

        Based on the Compensation Committee's recent review of peer group data, the 2010 base salaries for the named executive officers were on average above the seventy-fifth percentile. Base salaries are higher than median primarily due to significant industry specific knowledge and scope of responsibility (each named executive officer has over 25 years of industry experience) and is reflective of the fact that, prior to the demutualization, the company could not grant long-term incentives as part of the total compensation package. The annual cash incentive for 2010 is below the median, resulting in average total cash compensation (base and annual incentive) for the named executive officers between the median and the seventy-fifth percentile. Base salaries for the named executive officers have been mostly frozen the past few years to prepare for the shift in pay mix and increasing the amount of compensation that is based on company performance.

        Annual Incentive.    In the first quarter of each year, the Compensation Committee reviews corporate and individual performance for the prior year and makes recommendations to the Board of Directors for annual incentives to be paid to the named executive officers and other executive officers for the prior year performance. The Board of Directors may approve, disapprove, modify or ratify the recommendations of the Compensation Committee.

        The key drivers in determining annual incentive compensation for 2010 were:

  •
  corporate accomplishments,

  •
  financial performance and

  •
  individual performance.

        In 2010, we successfully transitioned to a public company, which represented a significant achievement for the leadership of the company. This was accomplished while also achieving several other strategic objectives such as maintaining the largest market share in the options industry, maintaining profitability, launching C2, effectively managing expenses, introducing new products, initiating new licensing agreements and advocating strongly on regulatory reform.

        The Compensation Committee compared corporate performance through the third quarter, the latest period for which data was available, to our peer group in the areas of:

  •
  return on equity,

  •
  return on assets,

  •
  operating margin,

  •
  EBITDA,

  •
  operating income and

  •
  net income.

        The performance data was obtained from Equilar, an independent data research service. The data was reviewed by the Committee's independent consultant. We performed at or well above median in each category.

        With regard to individual performance, the Compensation Committee considered the roles of the named executive officers in the accomplishments listed above. The Compensation Committee received from Messrs. Brodsky, Joyce and Tilly input regarding the individual performance, and recommendations regarding incentive compensation, of Messrs. DuFour and Dean and the other four executive officers. The Compensation Committee also evaluated the performance of Messrs. Brodsky, Joyce and Tilly in the areas of leadership, communication and management, which includes:

  •
  developing, communicating and executing strategic goals and vision,

  •
  anticipating and addressing changes and challenges facing the organization,

  •
  engaging and developing an effective leadership team, and

  •
  effectively communicating with shareholders, potential investors, government regulators, the Board and employees.

        In addition to corporate and individual performance factors, the Compensation Committee considered and compared total compensation data from the peer group for officers in similar positions at our peer group companies, which was provided by McLagan.

        In early 2010, the Board approved setting the aggregate incentive pool from which annual incentive payments may be made to all employees at 7.5% of our adjusted pre-tax income. As a result of this decision and after review of corporate and individual performance, the Compensation Committee recommended and the Board of Directors approved an aggregate annual incentive pool of approximately 10% less than 2009. To assist in our strategy to decrease the cash component of pay mix, the annual incentive for 2010 for each named executive officer was as much as 22% less than payment for 2009. The specific amounts are reflected in the Summary Compensation table under the "Bonus" column.

        Long-Term Incentive Plan.    The Compensation Committee strongly believes that an ownership culture will enhance our long-term success. With the help of our independent compensation consultant, the Compensation Committee prepared a Long-Term Incentive Plan that was implemented at the time of our restructuring and initial public offering. The Compensation Committee recommended to the Board that it adopt the Long-Term Incentive Plan and grant an initial award of restricted stock to our directors, executive officers and other employees. The Board approved these awards. These grants assist us in meeting the following goals:

  •
  aligning the financial interests of our Board members and employees with the interests of our stockholders;

  •
  aligning our Board and executive compensation with that of our peer group in terms of form and amount;

  •
  providing competitive compensation to assist in retaining highly skilled and qualified Board members and executives;

  •
  deferring a significant portion of total compensation to the future and linking the ultimate value of the award to the stock price over the next four years.

        The Compensation Committee also intended for the initial grant of restricted stock to reward the named executive officers for their significant efforts toward our initial public offering and demutualization while simultaneously effectively managing many other significant business initiatives. The initial long-term incentive grant was intended as a multiple-year award and the Committee anticipates that, if it recommends any equity awards for the named executive officers in 2011, such awards would be substantially smaller in scope.

        The Long-Term Incentive Plan provides for the issuance of restricted stock, restricted stock units and non-qualified stock options. Under the Long-Term Incentive Plan, 2,489,039 shares of our unrestricted common stock were made available for issuance to our directors, executives and other employees upon the vesting or exercise of the awards granted thereunder. We provided a description of the Long-Term Incentive Plan in our Registration Statement on Form S-4 (No. 333-140574) in connection with our demutualization.

        The initial grants of restricted stock made to executive officers and other employees in 2010 have a four-year vesting schedule in which 25% of the shares granted will vest each year on the anniversary of the grant date. Vesting will accelerate upon the occurrence of change in control. Unvested portions of the restricted stock grants will be forfeited if the employee or executive officer terminates employment with us prior to the applicable vesting date. Dividends are paid on the restricted stock, including those not yet vested. The restricted stock grants to the named executive officers are subject to non-compete, non-solicitation and confidentiality covenants. In addition, the grants to Messrs. Brodsky, Joyce and DuFour provide that the restricted stock will fully vest upon such executive's retirement at a specific age. Each of the executives has reached the applicable age.

        Stock Ownership Guidelines.    The Compensation Committee has adopted stock ownership guidelines, shown below, specifying the levels of stock ownership that each named executive officer must maintain while employed by us. For purposes of this ownership requirement, (a) shares owned outright or in trust; and (b) restricted stock, including shares that have been granted but are unvested, are included. The named executive officers have three years to meet the guidelines. The initial grant of restricted stock to each of the named executive officers was enough for most to meet the applicable holding requirement.

Name	Holding Requirement
William J. Brodsky	Five times base salary
Edward J. Joyce	Four times base salary
Edward T. Tilly	Three times base salary
Alan J. Dean	Two times base salary
Richard G. DuFour	Two times base salary

        Hedging Policy.    Under our Insider Trading Policy, our executive officers are prohibited from entering into transactions involving options to purchase or sell our common stock or other derivatives related to our common stock.

        Clawbacks.    The Compensation Committee has implemented a policy for the clawback for incentive payments. The policy provides that we will attempt to recover incentive amounts paid to executive officers based on our material noncompliance with any financial reporting requirement. The policy has a three-year look-back and applies to both current and former executives, regardless of such executive's involvement in the noncompliance.

        Employee Benefit Plans, Severance, Change in Control and Employment-Related Agreements.    We provide retirement, medical, life and disability plans for our named executive officers in order to provide a level of protection for catastrophic events and provide income during retirement. In addition, we have entered into employment agreements with certain of our executive officers and established the Executive Severance Plan. These employment agreements contain severance and change in control provisions and are described more fully below under "Severance, Change in Control and Employment-Related Agreements." Under the agreements, if a change in control should occur, severance includes a double trigger and payments will only occur if the named executive officer's employment is also terminated or he resigns for good reason.

        As a result of its 2009 review of our employment agreements, the Compensation Committee recommended, and the Board approved, terminating contractual arrangements to pay certain perquisites (e.g., club memberships, parking, financial counseling) and tax gross-ups related to the perquisites for Messrs. Brodsky, Joyce and Tilly effective January 1, 2010. The Compensation Committee also determined after the close of 2009 to no longer pay any tax gross-ups relating to perquisites for Messrs. DuFour and Dean or any other executive officer.

        In order to communicate a sense of stability to employees and stockholders, the Compensation Committee also decided to only enter into employment agreements with Messrs. Brodsky, Joyce and Tilly. At the same time, the Board decided that all other existing employment agreements with executive officers were no longer necessary and they were terminated on December 31, 2010. See

"Severance, Change in Control and Employment-Related Agreements." The named executive officers whose employment is not covered by an employment agreement are covered by the Executive Severance Plan. See "Executive Severance Plan." The Compensation Committee believes it is appropriate to provide a severance plan to encourage retention, maintain a consistent management team to effectively run our operations and allow executives to focus on our strategic business priorities, during a time of uncertainty.

Compensation Committee Report

        The following report of the Compensation Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC, nor shall such information be incorporated by reference into any future filing with the SEC except to the extent that we specifically incorporate it by reference into such filing.

        The Compensation Committee consists of Mr. Sunshine, Chair, Ms. Froetscher and Messrs. Boris, Kepes, Power and Skinner, each of whom the Board has determined is independent under the applicable NASDAQ rules and our Corporate Governance Guidelines. The Compensation Committee has duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our Investor Relations page at http://ir.CBOE.com.

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the foregoing section entitled "Compensation Discussion and Analysis." Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled "Compensation Discussion and Analysis" be included in this Proxy Statement for the Annual Meeting.

Compensation Committee
Eugene S. Sunshine, Chair
James R. Boris
Janet P. Froetscher
Paul Kepes
William R. Power
Samuel K. Skinner

Risk Assessment

        During 2010, with assistance from the Compensation Committee's independent compensation consultant, the Committee conducted a risk assessment of our compensation policies and practices for all employees, including non-executive officers. The Compensation Committee concluded that the compensation policies and practices do not motivate imprudent risk taking. Consequently, the Committee believes that any potential risk arising from our employee compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Summary Compensation

        The table below sets forth, for the years ended December 31, 2010, 2009 and 2008, the compensation earned by the following named executive officers:

  •
  our principal executive officer,

  •
  our principal financial officer and

  •
  the three other most highly compensated executive officers who were executive officers on December 31, 2010.

2010 Summary Compensation

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	All Other Compensation(3)	Total
William J. Brodsky	2010	$1,482,692	$1,000,000	$6,761,002	$338,604	$9,582,298
Chairman and Chief	2009	$1,400,000	$1,200,000	N/A	$808,967	$3,408,967
Executive Officer	2008	$1,400,000	$1,500,000	N/A	$663,007	$3,563,007
Edward J. Joyce	2010	$741,346	$500,000	$5,070,737	$280,162	$6,592,245
President and Chief	2009	$750,000	$640,000	N/A	$479,100	$1,869,100
Operating Officer	2008	$750,000	$800,000	N/A	$351,555	$1,901,555
Edward T. Tilly	2010	$593,077	$450,000	$3,803,060	$172,230	$5,018,367
Executive Vice Chairman	2009	$600,000	$560,000	N/A	$324,563	$1,484,563
	2008	$600,000	$700,000	N/A	$204,564	$1,504,564
Richard G. DuFour	2010	$530,335	$375,000	$2,251,850	$126,963	$3,284,148
Executive Vice President	2009	$536,526	$425,000	N/A	$143,524	$1,105,050
	2008	$526,705	$433,500	N/A	$176,674	$1,136,879
Alan J. Dean	2010	$409,079	$320,000	$2,251,850	$165,547	$3,146,475
Executive Vice President	2009	$413,854	$350,000	N/A	$157,336	$921,190
and Chief Financial Officer	2008	$406,279	$418,200	N/A	$148,200	$972,679

(1)
The amounts shown reflect the total cash incentive paid to the individual under our annual incentive program. For a discussion of our annual incentive program, please see "Compensation Discussion and Analysis—Elements of Compensation—Annual Incentive" above. Annual incentive payments for services performed in 2010, 2009 and 2008 by named executive officers were paid in early 2011, 2010 and 2009, respectively.

(2)
The amounts in the stock award column represent the aggregate fair value of the awards granted to each named executive officer on June 15, 2010 computed in accordance with stock based accounting rules (Financial Standards Accounting Board ASC Topic 718). Assumptions used in the calculation of these amounts are included in the footnotes to our 2010 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC. For more information on the amounts shown in this column, please see "2010 Grants of Plan-Based Awards."

(3)
The amounts shown represent benefits that were, from time to time, made available to our executives. In 2010, these amounts included retirement plan contributions and life insurance. In 2009 and 2008, the amounts also included club memberships, financial services, parking and certain other perquisites, all of which were eliminated effective January 1, 2010. For more information on the amounts shown in this column for 2010, please see the following "All Other Compensation Detail" table.

2010 All Other Compensation Detail

Name	Year	Qualified Defined Contributions(1)	Non-Qualified Defined Contributions(2)	Insurance(3)	Total
William J. Brodsky	2010	$19,600	$313,670	$5,334	$338,604
Edward J. Joyce	2010	$19,600	$258,756	$1,806	$280,162
Edward T. Tilly	2010	$19,600	$152,000	$630	$172,230
Richard G. DuFour	2010	$19,600	$102,029	$5,334	$126,963
Alan J. Dean	2010	$19,600	$144,141	$1,806	$165,547

(1)
The amounts shown are our matching contributions to our qualified 401(k) plan on behalf of each of the officers listed. In 2010, we matched employee contributions up to 4% of the employee's compensation, subject to statutory limitations. From January 1, 2010 through September 30, 2010, we matched 200% of such contributions and, for the remainder of the year, we matched 100%.

(2)
The amounts shown are our matching contributions to the non-qualified defined contribution plans on behalf of each executive officer, including contributions made to the Supplemental Executive Retirement Plan, Executive Retirement Plan and Deferred Compensation Plan. For a description of these plans, please see "Non-Qualified Defined Contribution Plans" below.

(3)
Represents the amount attributable to taxable life insurance in excess of $50,000.

2010 Grants of Plan-Based Awards

        As discussed above, in connection with our restructuring and initial public offering, the named executive officers each received a grant of restricted stock on June 15, 2010, as detailed in the following chart.

2010 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock (#)(1)	Grant Date Fair Value of Stock and Option Awards
William J. Brodsky	June 15, 2010	233,138	$6,761,002
Edward J. Joyce	June 15, 2010	174,853	$5,070,737
Edward T. Tilly	June 15, 2010	131,140	$3,803,060
Richard G. DuFour	June 15, 2010	77,650	$2,251,850
Alan J. Dean	June 15, 2010	77,650	$2,251,850

(1)
Each grant has a four-year vesting schedule, in which 25% of the award will vest on the anniversary of the grant date. Awards to Messrs. Brodsky, Joyce and DuFour immediately vest upon their respective retirements. This initial long-term incentive grant was intended as a multiple-year award.

2010 Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth outstanding equity awards held by each named executive officer as of December 31, 2010. See "2010 Grants of Plan-Based Awards" table above for detail on the awards.

 Outstanding Equity Awards at December 31, 2010

Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
William J. Brodsky	233,138	$5,329,535
Edward J. Joyce	174,853	$3,997,140
Edward T. Tilly	131,140	$2,997,860
Richard G. DuFour	77,650	$1,775,079
Alan J. Dean	77,650	$1,775,079

(1)
See footnote (1) to the 2010 Grants of Plan-Based Awards table above for vesting and other information regarding these grants.

(2)
Based on the market value of our common stock on December 31, 2010.

2010 Non-Qualified Deferred Compensation

Name		Executive Contributions In Last FY(1)	Registrant Contributions In Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
William J. Brodsky	SERP	$290,900	$164,708	$490,803	$0	$3,223,497
	Exec Ret	$0	$148,962	$128,892	$0	$1,636,844
Edward J. Joyce	SERP	$129,525	$72,554	$150,913	$0	$1,439,420
	Exec Ret	$0	$186,202	$140,673	$0	$1,515,810
Edward T. Tilly	SERP	$31,923	$58,123	$1,059	$0	$373,165
	Exec Ret	$0	$93,877	$(2,629)	$0	$698,251
Richard G. DuFour	SERP	$26,413	$47,709	$43,648	$0	$468,565
	Exec Ret	$0	$54,320	$48,479	$0	$845,164
	Def Comp	$0	$0	$72,257	$0	$649,773
Alan J. Dean	SERP	$29,045	$34,779	$38,683	$0	$366,859
	Exec Ret	$0	$109,362	$38,297	$0	$703,550

(1)
The amount of executive contributions made by each named executive officer and reported in this column is included in each named executive officer's compensation reported on the Summary Compensation table under the column labeled "Salary."

(2)
The amount of Company contributions reported in this column for each named executive officer is also included in each named executive officer's compensation reported on the Summary Compensation table under the column labeled "All Other Compensation."

(3)
Earnings are based upon the investment fund selected through Fidelity Investments by the named executive officer for each plan.

(4)
No amounts reported in this column were or have been included in the Summary Compensation table.

  Non-Qualified Defined Contribution Plans

        We do not have a defined benefit retirement plan. We currently have three non-qualified defined contribution plans: (i) the Supplemental Executive Retirement Plan (SERP), (ii) the Executive Retirement Plan and (iii) the Deferred Compensation Plan.

        The SERP is designed for employees whose level of compensation exceeds the IRS defined annual compensation limit ($245,000 for 2010). Under the SERP, we match deferral contributions made by executives under the SERP with respect to compensation in excess of the IRS compensation limit. These contributions mirror those under the 401(k) plan. In 2010, we matched employee contributions up to 4% of the employee's compensation, subject to statutory limitations. From January 1, 2010 through September 30, 2010, we matched 200% of such contributions and, for the remainder of the year, we matched 100%.

        All named executive officers are eligible to participate in the Executive Retirement Plan. Our 2010 contribution to the Executive Retirement Plan was six percent of each participant's base salary and annual incentive, and, in the future, we expect to make further contributions consistent with this formula.

        Messrs. Joyce, Tilly, and Dean are also eligible to participate in the age-based component of the Executive Retirement Plan. In addition to the contribution to the Executive Retirement Plan described in the preceding paragraph, under the age-based component, we contribute to each eligible employee's account an amount equal to a percentage of the employee's base salary and cash incentive, based on such employee's age, as set forth in the table below.

Age of Participant	Contribution Percentage
Under 45	1%
45 to 49	3%
50 to 54	6%
55 to 59	9%
60 to 64	11%
65 and over	None

        All named executive officers are eligible to participate in our Deferred Compensation Plan. The plan allows the named executive officers to defer up to 20% of their annual base compensation and incentives. We do not contribute or match any contributions made to this plan. The plan allows for the tax free build-up of deferred compensation for executive officers participating in this plan. Mr. DuFour is the only named executive officer who participated in the Deferred Compensation Plan.

        All of our contributions to non-qualified defined contribution plans vest 20% for each year of continuous service, identical to the qualified 401(k) plan.

Severance, Change in Control and Employment-Related Agreements

Employment Agreements

        We have an employment contract with William J. Brodsky, our Chairman and Chief Executive Officer. Mr. Brodsky's employment agreement is currently scheduled to end on December 31, 2012. His employment agreement includes an automatic one-year renewal unless notice not to renew is given by either party at least one year in advance of the beginning of the new term. Under the agreement, his base salary for 2010 is $1,500,000. Mr. Brodsky is eligible to receive a cash incentive each fiscal year at the sole discretion of the Board of Directors. He is entitled to participate in all our employee benefit plans that are generally available to senior management, except for the age-based portion of the Executive Retirement Plan. All stock award vesting would accelerate upon retirement. Also upon retirement, Mr. Brodsky's employment agreement includes payment of medical insurance for him and his spouse for life, subject to reductions for new employer benefits and Medicare.

        Mr. Brodsky's employment agreement may be terminated for cause. If the agreement is terminated without cause by us, for good reason by Mr. Brodsky or due to death or disability, we will pay Mr. Brodsky a severance payment equal to the greater of (1) his then-current annual base salary plus the annual target cash incentive or (2) a prorated base salary and target cash incentive for the remainder of his contract term. If the agreement is terminated by us or a successor as a result of a change in control, we will pay Mr. Brodsky a severance payment equal to two times his then-current annual base salary plus two times the annual target cash incentive. We will provide a gross-up payment to Mr. Brodsky to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code, if any, as a result of any payment or benefit arising under the agreement. In the event of a termination without cause or a change in control, Mr. Brodsky would also receive contributions under our retirement plans in an amount equal to the aggregate contributions that would have been made during the period of one year or the remaining terms of the agreement, whichever is greater. Pursuant to the agreement, Mr. Brodsky has agreed to certain non-compete provisions during the employment term and for two years thereafter.

        We also have an employment agreement with each of the following:

  •
  Edward J. Joyce, our President and Chief Operating Officer: Mr. Joyce's contract is currently scheduled to end on December 31, 2011. This agreement will automatically renew for successive one-year terms unless either we or Mr. Joyce gives 180-days notice not to renew. The agreement provides for a base salary of $750,000. Mr. Joyce is eligible to receive a cash incentive each fiscal year in the sole discretion of the Board of Directors. The agreement provides that Mr. Joyce is entitled to participate in all of our employee benefit plans that are generally available to senior management. All stock award vesting would accelerate upon retirement. Also upon retirement, Mr. Joyce's agreement includes payment of medical insurance for him and his spouse for life, subject to reductions for new employer benefits and Medicare. Pursuant to the agreement, Mr. Joyce has agreed to certain non-compete provisions during the employment term and for two years thereafter. This employment agreement may be terminated for cause. If the agreement is terminated without cause by us, for good reason by Mr. Joyce or due to disability or death, we will pay Mr. Joyce a severance payment equal to two times his then-current annual base salary, two times his annual target cash incentive and all retirement plan contributions. If this agreement is terminated by us as a result of a change in control, we will pay Mr. Joyce a severance payment equal to three times his then-current annual base salary, three times his annual target cash incentive and all retirement plan contributions. We will provide a gross-up payment to Mr. Joyce to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code, if any, as a result of any payment or benefit arising under the agreement.

  •
  Edward T. Tilly, our Executive Vice Chairman: Mr. Tilly's contract is currently scheduled to end on December 31, 2011. This agreement will automatically renew for successive one-year terms unless either we or Mr. Tilly gives 180-days notice not to renew. The agreement provides for a base salary of $600,000. Mr. Tilly is eligible to receive a cash incentive each fiscal year in the sole discretion of the Board of Directors. The agreement provides that Mr. Tilly is entitled to participate in all of our employee benefit plans that are generally available to senior management. Pursuant to the agreement, Mr. Tilly has agreed to certain non-compete provisions during the employment term and for two years thereafter. This employment agreement may be terminated for cause. If the agreement is terminated without cause by us, for good reason by Mr. Tilly, or due to death or disability, we will pay Mr. Tilly a severance payment equal to two times his then-current annual base salary plus two times his annual target cash incentive and all retirement plan contributions. If this agreement is terminated by us as a result of a change in control, we will pay Mr. Tilly a severance payment equal to three times his then-current annual base salary, three times his annual target cash incentive and all retirement plan contributions. We will provide a gross-up payment to Mr. Tilly to cover any excise and related income tax liability arising under Section 280G of the Internal Revenue Code, if any, as a result of any payment or benefit arising under the agreement.

Executive Severance Plan

        In 2010, the Board adopted the Executive Severance Plan, which became effective on January 1, 2011. The Compensation Committee believes it is appropriate to provide a severance plan to encourage retention, maintain a consistent management team to effectively run our operations and allow executives to focus on our strategic business priorities during a time of uncertainty. The plan covers Messrs. Dean and DuFour, as well as six of our other officers. Under the plan, an executive who experiences an involuntary termination (as defined in the plan, which includes termination in the event of a change in control) shall be entitled to receive the following severance benefits:

  •
  the executive's accrued salary, unpaid expenses, accrued and unpaid vacation days through the date of termination and any unpaid bonus earned in any year prior to the year in which the executive's employment terminates;

  •
  a pro-rated bonus equal to the average of the executive's annual bonus paid in the prior three years;

  •
  a salary and bonus payment in an amount equal to the sum of (a) two times base salary and (b) two times the average of the executive's annual bonus paid in the prior three years; and

  •
  COBRA premiums for 18 months and, at the end of such period, premiums for 6 months coverage in the retiree medical plan, if eligible.

        If the executive's employment is terminated either by us for cause, or by the executive other than for good reason (each as defined in the plan), we will pay the executive any unpaid bonus and accrued benefits. The plan also provides that we will require any successor to expressly assume and agree to maintain the plan.

        In addition to the above, Mr. DuFour is entitled to certain death and disability benefits if he dies or is terminated due to becoming disabled. These benefits include accrued but unpaid salary; a pro-rated bonus equal to his average annual bonus paid in the prior three years and a salary and bonus payment in an amount equal to the sum of (a) two times his annual rate of base salary, and (b) two times his target annual bonus.

        Mr. DuFour has also agreed to certain non-compete and non-solicitation provisions during his employment and for a period of two years following termination of his employment. Finally, the plan provides that any stock options, restricted stock or other stock-based awards granted to Mr. DuFour shall provide, among other things, that all awards shall vest upon his retirement after attaining age 65 and he may exercise any vested options during the remainder of their term.

Severance Payments

        The following table shows the potential payment to each officer pursuant to either such executive's agreement or the Executive Severance Plan, each discussed above, upon the termination of the executive's employment either without cause by us or for good reason by the executive or the termination of the executive's employment by us upon a change in control:

Name		Salary	Cash Incentive	Stock Vesting Acceleration	CIC Gross Up	Other(3)	Total
William J. Brodsky	(1)	$1,500,000	$1,290,000	$5,329,535	$0	$412,197	$8,531,732
	(2)	$3,000,000	$2,580,000	$5,329,535	$4,560,676	$802,797	$16,273,008
Edward J. Joyce	(1)	$1,500,000	$1,290,000	$3,997,140	$0	$675,898	$7,463,038
	(2)	$2,250,000	$1,935,000	$3,997,140	$3,858,690	$996,748	$13,037,578
Edward T. Tilly	(1)	$1,200,000	$1,140,000	$0	$0	$403,973	$2,743,973
	(2)	$1,800,000	$1,710,000	$2,997,860	$2,938,428	$602,873	$10,049,161
Richard G. DuFour	(1)	$1,073,052	$847,711	$1,775,079	$0	$290,504	$3,986,345
	(2)	$1,073,052	$847,711	$1,775,079	$0	$290,504	$3,986,345
Alan J. Dean	(1)	$827,708	$711,829	$0	$0	$34,198	$1,573,735
	(2)	$827,708	$711,829	$1,775,079	$0	$34,198	$3,348,814

(1)
Represents amounts to be paid in connection with a termination of the executive's employment by us without cause or a termination of employment by the executive for good reason and, for all except Mr. Dean, payable upon death or disability. For purposes of these calculations, we have assumed that such event occurred on December 31, 2010.

(2)
Represents amounts to be paid in connection with a termination of the executive's employment upon a change in control. For purposes of these calculations, we have assumed that change in control occurred on December 31, 2010 and that the Executive Severance Plan was in effect on such date.

(3)
The amounts shown represent amounts contributed on behalf of the executive under our qualified and non-qualified defined contribution plans in connection with such executive's termination. It also includes estimated medical insurance cost (based upon total monthly premiums as of December 31, 2010) for the severance period and outplacement cost. The amount included for future medical insurance costs is equal to the actuarial valuation associated with the lifetime continuation of medical insurance for Messrs. Brodsky and Joyce and is reported as an aggregate liability in our financial statements.

 PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Board is providing our stockholders with an advisory vote on executive compensation. This advisory vote, commonly known as a "say-on-pay" vote, is a non-binding vote on the compensation paid to our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

        As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to meet the following objectives:

  •
  attract and retain the most talented and dedicated executives possible; and

  •
  motivate our executives to achieve corporate goals that create value for our stockholders.

        The Compensation Committee has implemented the following best practices applicable to our executive officers in order to achieve these objectives:

  •
  stock ownership guidelines,

  •
  limitations on hedging,

  •
  clawbacks of incentive compensation, and

  •
  eliminated perquisites.

        We believe that the compensation paid to the named executive officers is appropriate to align their interests with, and will create value for, our stockholders. Accordingly, the Board recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following resolution:

  RESOLVED, that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this Proxy Statement, including in the "Compensation Discussion and Analysis," the accompanying compensation tables and the corresponding narrative discussion.

        As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers. Our Compensation Committee and Board value the opinions of our stockholders. The Compensation Committee and Board will consider the results of the say-on-pay vote and evaluate whether any actions should be taken in the future.

        Non-binding approval of our executive compensation program would require that a majority of the shares cast on this matter be cast in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the vote.

        The Board of Directors recommends that the stockholders vote FOR Proposal Two.

 PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF
EXECUTIVE COMPENSATION VOTE

        The Board is asking our stockholders to indicate the frequency with which they believe a "say-on-pay" vote, such as that provided for in Proposal Two above, should occur. Stockholders may indicate whether they prefer that we hold a "say-on-pay" vote every three years, every two years or every year, or they may abstain.

        The Board believes that a frequency of "every two years" for the advisory vote on executive compensation is the optimal interval for conducting and responding to a "say-on-pay" vote. The Compensation Committee has designed our executive compensation program to align the interests of our executives and stockholders and create long-term value. Conducting a vote every two years provides stockholders and the Compensation Committee the opportunity to evaluate our compensation program using metrics more focused on a long-term basis. Limited long-term performance metrics are available since we are a newly public company.

        We regularly review our compensation programs for best practices. A frequency of two years also provides sufficient time for the Compensation Committee to thoughtfully evaluate and implement appropriate changes in response to the "say-on-pay" vote.

        Stockholders who have concerns about executive compensation during the interval between "say-on-pay" votes are welcome to bring their specific concerns to the attention of the Board. Please refer to "Communications with Directors" in this Proxy Statement for information about communicating with the Board.

        Accordingly, the Board recommends that our stockholders vote for a frequency of "every two years" when voting on the advisory vote on the frequency of a say-on-pay vote as set forth in the following resolution:

  RESOLVED, that our stockholders approve, on an advisory basis, that the frequency with which they prefer to have a say-on-pay vote is:

    •
    every three years;

    •
    every two years;

    •
    every year; or

    •
    abstain from voting.

        The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board's recommendation. The option between every three, every two or every one years that receives a plurality of the votes cast will be deemed to have passed.

        As this is a advisory vote, it is not binding on us and our Compensation Committee and Board. We may decide that it is in our interests and the interests of our stockholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes. Our Compensation Committee and Board expect to take into account the outcome of the vote when considering the frequency of future say-on-pay votes.

        The Board of Directors unanimously recommends that you vote for the option of "every two years" for future advisory votes on executive compensation.

 PROPOSAL FOUR

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

        The Board is submitting to the stockholders for approval at this Annual Meeting the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan.

        On February 8, 2011, the Board adopted the amended and restated Plan, which will be effective upon approval by the stockholders. The following is a description of the material terms of the Plan, which is qualified in its entirety by reference to the Long-Term Incentive Plan that has been filed as an exhibit to this Proxy Statement.

Long-Term Incentive Plan

        Amendments.    The Plan, as amended, contains virtually all of the same provisions as the existing plan, which we adopted in 2010. We are required to submit any equity compensation plan to stockholders for their approval under NASDAQ rules and in order to deduct certain awards under Section 162(m) of the Internal Revenue Code. The only amendments to the Plan adopted in 2010 are as follows:

  •
  Increasing the maximum number of shares that may be awarded under the Plan to 4,248,497 shares;

  •
  Adding the performance goal of adjusted pre-tax income;

  •
  Adding cash incentive compensation awards to the Plan, which allows the Committee to make cash awards that are intended to comply with Section 162(m) for tax deductibility purposes;

  •
  Clarifying that equity awards will not automatically vest upon a "change in control," as defined in the plan, if CBOE Holdings is the surviving entity or the successor company assumes the award; and

  •
  Clarifying that the Committee cannot take any of the following actions without stockholder approval:

  •
  Reducing the exercise price of an outstanding option,

  •
  Cancelling an option in exchange for cash or other awards,

  •
  Exchanging or replacing an option with a new option at a lower exercise price, or

  •
  Taking any other action that would be a "repricing" of an option.

        Publicly-traded companies are generally prohibited from taking a federal income tax deduction for compensation paid to named executive officers in excess of $1 million per year, unless the compensation meets an exception under Section 162(m), such as the exception for performance-based compensation. In order to qualify for the performance-based compensation exception, compensation must, among other things, be paid under a plan that has been approved by the stockholders of the company.

        Award Types and Grantees.    The Plan provides for equity compensation awards in the form of non-qualified stock options, restricted stock, restricted stock units and cash incentive awards, each called an award, to our eligible employees and non-employee directors, each as determined by the Compensation Committee. There are approximately 640 employees and non-employee directors that are eligible to receive awards under the Plan. Each award will be evidenced by an award agreement, which will govern that award's terms and conditions as determined by the Committee.

        Duration.    The Plan will terminate, and no additional awards will be granted after the tenth anniversary of its effective date, unless earlier terminated by the Board. The termination of the Plan will not affect previously-granted awards.

        Administration.    The Plan will be administered by the Compensation Committee, or any successor committee, or another committee of our Board appointed or designated by the Board. The Compensation Committee has broad authority to administer and interpret the Plan. This authority includes:

  •
  selecting individuals to whom awards are granted from the eligible recipients,

  •
  determining the types of awards and number of shares of unrestricted common stock covered, and

  •
  determining the terms and conditions of awards, including the applicable vesting schedule and conditions and how the award will be settled.

        The Compensation Committee may amend any outstanding award, including by an amendment that would:

  •
  accelerate the time or times at which the award becomes unrestricted or may be exercised, or

  •
  waive or amend any goals, restrictions or conditions on the award.

        All decisions of the Compensation Committee are binding.

        Performance Goals.    The Committee may grant awards subject to the achievement of one or more performance goals as listed in the Plan, including, in each case, absolute or relative to peer-group comparative:

•	net earnings;	•	stock price;
•	operating earnings or income;	•	return on common stockholders' equity;
•	earnings growth;	•	return on capital;
•	net income;	•	return on assets;
•	net income per share;	•	economic value added (income in excess
•	gross revenue or revenue by pre-defined		of cost of capital);
	business segment;	•	customer satisfaction;
•	revenue backlog;	•	cost control or expense reduction;
•	pre- or post-tax profit margins;	•	ratio of operating expenses to operating
•	cash flow, including operating cash flow,		revenues;
	free cash flow, discounted cash flow return	•	market share;
	on investment, and cash flow in excess of	•	volume;
	cost of capital;	•	revenue per contract; and
•	earnings per share;	•	adjusted pretax income
•	return on stockholders' equity;

        Awards subject to performance goals may be made with the intent to qualify under Section 162(m) at the election of the Committee. Stock options, restricted stock and restricted stock units may be made subject performance goals. Cash incentive awards under the Plan must be subject to performance goals.

        Stock Reserved for Issuance.    Subject to adjustment, the Plan authorizes up to 4,248,497 shares of common stock to be issued in connection with grants of awards. Upon the occurrence of one of the following, the shares underlying an award will be available for any other award if:

  •
  an award is forfeited;

  •
  an award based on our common stock expires or terminates without having been exercised in full;

  •
  an award is settled in cash or property other than shares of our common stock; and

  •
  shares of our common stock are not issued due to payment and withholding obligations.

        Adjustments may be made to the amount of an award outstanding or the total number of shares available under the Plan in the event of certain changes in our capitalization, including a stock split or stock dividend.

        Stock Options.    The Plan provides for grants of non-qualified stock options, which entitle the grantee to purchase our common stock at the exercise price specified by the Compensation Committee in the grantee's award agreement. The exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant, and each option will have a term to be determined by the Compensation Committee not to exceed ten years. Options will become vested and exercisable as and when specified in the grantee's award agreement. Other than in connection with certain capital changes listed in the Plan, any reduction in the exercise price of outstanding stock options will require the approval of our stockholders.

        Restricted Stock.    The Plan provides for awards of restricted stock. Restricted stock is common stock registered in the grantee's name that is subject to certain transfer or forfeiture restrictions that lapse over a period of time or upon the occurrence of an event or achievement of performance goals, as specified in the grantee's award agreement. Unless specified otherwise in the grantee's award agreement, the recipient of restricted stock will have the rights of a stockholder (including the right to vote the stocks and to receive all dividends and other distributions with respect to such shares), subject to any restrictions and conditions specified by the Compensation Committee in the grantee's award agreement.

        Restricted Stock Units.    The Plan provides for awards of restricted stock units. A restricted stock unit is an unfunded, unsecured right to receive one share of unrestricted common stock at a future date upon the passage of time, the occurrence of an event or achievement of performance goals, as specified by the Compensation Committee in the grantee's award agreement. Awards of restricted stock units will contain such restrictions, terms and conditions as specified in the grantee's award agreement, which may allow for cash settlement.

        Cash Incentive Awards.    The Committee may make cash incentive awards to employees based on the achievement of performance goals established by the Committee within the first 90 days of the year. A participant generally must remain continuously employed by us through the last day of the performance period to be eligible to receive a payout of the cash incentive award. Under the Plan, the maximum aggregate dollar amount of an annual cash incentive payment payable to any one participant in any one calendar year is 3.0% of our pre-tax income for the performance period, before deducting stock-based compensation.

        Effect of a Termination of Employment.    In the event of a termination of employment for any reason other than cause (as defined in the Plan), all stock options must be exercised within 90 days from the date of termination and all shares of restricted stock or restricted stock units that remain subject to vesting conditions will be forfeited unless the Compensation Committee determines otherwise. These terms can be modified in any award agreement. All awards will be cancelled and forfeited immediately upon a participant's termination for cause.

        Change in Control.    Unless the Compensation Committee determines otherwise in an award agreement, in the event of a "Change in Control" (as defined in the Plan), each option will accelerate and be deemed fully vested and exercisable and all vesting conditions on each share of restricted stock or restricted stock units will lapse. The full vesting of all such outstanding awards will be immediate unless:

  •
  CBOE Holdings is the surviving entity and any necessary adjustments are made; or

  •
  CBOE Holdings' successor irrevocably assumes CBOE Holdings' obligations under the Plan or replaces each outstanding award.

        Non-Transferability.    Awards granted under the Plan are generally non-transferable and, in the case of options, may be exercised only by the grantee or the grantee's legal representative.

        Deferral of Awards.    The Compensation Committee may establish procedures to provide that cash, stocks, other securities, other awards under the Plan, other property and other amounts payable with respect to an award under the Plan will be deferred either automatically or at the election of the grantee or the Compensation Committee in compliance with Internal Revenue Code 409A.

        No Rights as Stockholders.    Grantees of stock options and restricted stock units generally have no rights as stockholders until our common stock has been delivered in respect of vested awards.

        Amendment, Modification, Termination.    The Board may alter, amend, revoke, terminate or suspend the Plan, but may not terminate any outstanding awards granted under the Plan unless there is a liquidation or dissolution. The Board may not, without stockholder approval:

  •
  increase the total number of shares that may be issued or delivered under the Plan,

  •
  make any changes in the class of eligible individuals,

  •
  extend the period during which awards may be granted or

  •
  make any other change where stockholder approval is required by any applicable law, rule or regulation of the stock exchange on which shares of our common stock are traded.

        In addition, other than actions taken for certain federal tax and accounting purposes, the Board and Committee may not take any action that will materially adversely affect the rights of a holder of an outstanding award without the holder's consent.

Certain Federal Income Tax Considerations

        The following is a general description of the United States federal income tax consequences to participants and to us relating to stock options, restricted stock, restricted stock units and cash incentive awards. This description is intended for use by our stockholders in determining how to vote at our Annual Meeting and not as tax advice to persons who receive awards under the Plan.

        Non-qualified Stock Options.    A participant generally will not recognize income, and we will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. We will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above.

        Restricted Stock.    Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over any purchase price, if any, only at the time the restrictions lapse. A participant may elect to accelerate recognition as of the date of grant through an election under Code Section 83(b). We will have a corresponding deduction at the time the participant recognizes income.

        Restricted Stock Units.    Restricted stock units generally are subject to tax at the time of payment and we generally will have a corresponding deduction when the participant recognizes income.

        Cash Incentive Awards.    Cash incentive awards generally are subject to tax at the time of payment. We will have a corresponding deduction at the time the participant recognizes income.

        Compliance with Section 409A of the Internal Revenue Code.    To the extent applicable, it is intended that the Plan and any grants made under the Plan be exempt from or comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. We intend to administer the Plan and any grants made in a manner consistent with the requirements of Section 409A.

        If any provision of the Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the Plan and award agreement.

        Code Section 162(m) Awards.    The Plan provides for awards to be made under Code Section 162(m). In order for awards to be deductable under this section, the Committee must establish in writing that the vesting or payment of an award will be contingent upon the attainment of performance goals before the lesser of 90 days into the performance period or before 25% of the performance period has elapsed. After the performance period, the Committee must then certify the extent to which the performance goals have been met and the amount payable. The Committee has discretion to adjust any such awards downward, but not upward, and may take such other actions necessary or appropriate to ensure that an award meets the requirements for performance-based compensation under Section 162(m).

        New Plan Benefits.    The Compensation Committee continues to have the discretion to determine the type, terms and conditions and recipients of awards granted under the Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any employee or non-employee director under the Plan if it is approved.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	—		—		—
Equity compensation plans not approved by security holders	N/A	(1)	N/A	(1)	287,558
Total	N/A	(1)	N/A	(1)	287,558

(1)
The Company has granted 2,201,481 shares of restricted stock subject to forfeiture under the existing Long-Term Incentive Plan.

        The Board of Directors recommends a vote FOR approval of the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan.

PROPOSAL FIVE

APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

        Deloitte & Touche LLP ("Deloitte"), an independent registered public accounting firm, served as our independent registered public accounting firm during the year ended December 31, 2010, and our Audit Committee has selected Deloitte to serve as our independent registered public accounting firm for the current fiscal year. Representatives of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Although stockholder ratification is not required by our Bylaws or otherwise, the Board, as a matter of good corporate governance, is requesting that stockholders ratify the selection of Deloitte as our independent registered public accounting firm for the 2011 fiscal year. If stockholders do not ratify the selection of Deloitte, the Audit Committee will reconsider its appointment.

        The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2011 fiscal year.

Accounting Fees

        The following table presents fees billed to us by the principal accountant for the years ended December 31, 2010 and December 31, 2009:

	2010	2009
Audit Fees	$552,400	$529,500
Audit-related Fees	$92,000	$96,000
Tax Fees	$238,400	$61,600
All Other Fees	$—	$—

        Audit Fees consist of the aggregate fees billed for professional services rendered by Deloitte for the audit our annual consolidated financial statements, quarterly reviews of our unaudited financial statements, review of the registration statements in connection with our restructuring and, in 2010, initial public offering, and review of our internal controls over financial reporting.

        Audit-Related Fees consist of the aggregate fees billed for professional services by Deloitte for employment benefit plan audits and Chicago Board Options Exchange Political Action Committee audits.

        Tax Fees consist of the aggregate fees billed for professional services by Deloitte for tax compliance, tax advice, tax planning and the preparation of federal and state tax filings.

Pre-Approval Policies and Procedures

        The Audit Committee of the Board of Directors has adopted policies and procedures for the pre-approval of services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Such policies and procedures provide that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof).

        As permitted under the Sarbanes-Oxley Act of 2002 and its pre-approval policies and procedures, the Audit Committee may delegate pre-approval authority to its Chair. The Chair must then report any pre-approval decisions to the Audit Committee at the next scheduled Audit Committee meeting.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee assists the Board in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements and the performance of the internal audit function. Management is responsible for our internal controls and financial reporting process. Deloitte, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for issuing a report on these financial statements and, beginning in 2011, on the effectiveness of our internal control over financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  •
  The Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements.

  •
  The Audit Committee has discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

  •
  The Audit Committee has received the written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding its conversations with the Audit Committee concerning independence.

        Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee
R. Eden Martin, Chair
James R. Boris
David A. Fisher
Duane R. Kullberg
Roderick A. Palmore
Carole E. Stone

Date: March 31, 2011

 STOCKHOLDER PROPOSALS

        Any stockholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year's annual meeting must submit the proposal to the Secretary, CBOE Holdings, Inc, 400 South LaSalle Street, Chicago, Illinois 60605. Stockholder proposals for inclusion in our proxy statement for the 2012 Annual Meeting must be received on or before December 12, 2011 and must comply in all other respects with applicable SEC rules.

        Any stockholder who wishes to propose any business to be considered by the stockholders at the 2012 Annual Meeting of Stockholders other than a proposal for inclusion in the proxy statement pursuant to the SEC's rules, or who wants to nominate a person for election to the Board of Directors at that meeting, must notify the Secretary of CBOE Holdings, Inc. in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the 2011 Annual Meeting of Stockholders.

        As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC rules relating to stockholder proposals for inclusion in the proxy materials) must be received no later than February 17, 2012, unless our annual meeting date occurs more than 30 days before or after May 17, 2011, in which case the stockholder's notice must be received not later than the tenth day following the day on which public announcement is first made of the date of the annual meeting. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to the Secretary at the address set forth above.

April 11, 2011

AMENDED AND RESTATED
CBOE HOLDINGS, INC. LONG-TERM INCENTIVE PLAN
(Amended Effective February 8, 2011)

        CBOE Holdings, Inc. has established this Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan (Amended Effective February 8, 2011) to provide an additional inducement for Eligible Individuals to provide services to the Corporation or an Affiliate as an Employee or non-employee Director, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Incentive Compensation Awards, or any combination of the foregoing.

ARTICLE 1
DEFINITIONS

        Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

        "Affiliate" means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For purposes of the preceding sentence, the word "control" (by itself and as used in the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Award" means a Non-Qualified Stock Option, Restricted Stock, Restricted Stock Unit, or Incentive Compensation award granted under the Plan.

        "Award Agreement" means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under the Plan, as further described in Section 4.2 of the Plan.

        "Award Date" means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.

        "Board" means the Board of Directors of the Corporation.

        "Cause" has the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation or an Affiliate. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define "Cause," then "Cause" will have the meaning specified in the Award Agreement, provided that if the Award Agreement does not so specify, "Cause" will mean, as determined by the Committee in its sole discretion and solely with respect to the Plan and any Award made hereunder, the Participant's (a) willful and continued failure to perform his or her material duties with the Corporation or an Affiliate, or the commission of any activities constituting a violation or breach under any Federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other action that causes damage to the property or business of the Corporation or an Affiliate, (c) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to becoming Disabled, (d) admission or conviction of, or plea of nolo contendere to, any felony, or any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation's or an Affiliate's reputation or the Participant's ability to carry out the obligations of his or her employment or Service, (e) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (f) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding or, (g) act or omission in violation or disregard of the Corporation's or an Affiliate's policies, including but not limited to the Corporation's or an Affiliate's harassment and discrimination policies and standards of conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. In addition, the Participant's Service will be deemed to have terminated for Cause if, after the Participant's Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

        "Change in Control" means the first to occur of the following:

  (a)
  The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 35% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided that for purposes of this paragraph (a), the following acquisitions will not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (c) of this definition below; and provided further that if any Person's beneficial ownership of the Outstanding Voting Securities reaches or exceeds 50% as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition will be treated as an acquisition that causes such Person to own 35% or more of the Outstanding Voting Securities;

  (b)
  Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

  (c)
  The approval by the stockholders of the Corporation and consummation of (i) a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Corporation or (ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a "Business Combination"); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the

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    same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the Business Combination), an amount of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing 20% thereof; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

  (d)
  Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, (i) unless a majority of the Incumbent Board determines otherwise, no Change in Control will be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an Officer, Employee or Director of the Corporation, and (ii) a Public Offering will not constitute a Change in Control.

        "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will include reference to any successor provision of the Code.

        "Committee" means the Compensation Committee of the Board, if any, or such similar or successor committee appointed by the Board. If the Board has not appointed a Committee, the Board will function in place of the Committee.

        "Corporation" means CBOE Holdings, Inc. or any successor corporation thereto.

        "Director" means any individual who is a member of the Board on or after the Effective Date.

        "Disabled" means the Participant:

  (a)
  becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

  (b)
  by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

        "Dividend Equivalent Right" means a right to receive, with respect to any dividends or other distributions on a share of Stock underlying a Restricted Stock Unit, dividend equivalents on the share of Stock, as though such share of Stock had been issued and outstanding, fully vested, and held by the Participant on the record date of payment of such dividends. Subject to Section 7.4, Dividend Equivalent Rights may be provided in connection with an Award of Restricted Stock Units under the Plan, but not in connection with an Award of Restricted Stock or Options.

        "Effective Date" has the meaning set forth in Section 10.3 of the Plan.

        "Eligible Individual" means any Employee or non-employee Director.

        "Employee" means any person treated as a common law employee in the records of the Corporation or one of its Affiliates. The Corporation shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective

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date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the terms of the Plan as of the time of the Corporation's determination of whether or not the individual is an Employee, all such determinations by the Corporation shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Corporation or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act will include reference to any successor provision of the Exchange Act.

        "Exercise Price" means the purchase price at which an Option may be exercised, subject to the provisions of Article 5.

        "Fair Market Value" means, as of any date:

  (a)
  if the Stock is readily tradeable on a national or regional securities exchange or market system, or is quoted on the Over the Counter Bulletin Board (OTCBB), the Fair Market Value of a share of Stock will be the sales price at close of the Stock on the Award Date, time of exercise, or other date of calculation (or on the last preceding trading date if Stock was not traded on such date) as quoted on such national or regional securities exchange or market system or the OTCBB (whichever constitutes the primary market for the Stock), as reported by the Consolidated Tape Association, the OTCBB or such other source as the Committee deems reliable;

  (b)
  if the Stock is not readily tradeable on a national or regional securities exchange or market system and is not quoted on the OTCBB, the fair market value as determined in good faith by the Board or the Committee, by the reasonable application of a reasonable valuation method in accordance with Section 409A and Treasury Regulation Section 1.409A-1(b)(5)(iv)(B) (or any similar or successor provision), thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation; or

  (c)
  if Stock is issued on or before the date of the initial Public Offering, including at any time prior to the time at which the initial Public Offering is closed, the fair market value will be the price of the Corporation's stock to public in the initial Public Offering of the Corporation.

        "Incentive Compensation Award" means a cash-denominated award based on the achievement of Performance Goals, subject to the requirements of Article 11 and awarded in accordance with the terms of the Plan.

        "Insider" means an Officer, Director, or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

        "Insider Trading Policy" means the written policy of the Corporation pertaining to the purchase, sale, transfer or other disposition of the Corporation's equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Corporation or its securities.

        "Non-Qualified Stock Option" means an Option that is not intended to (as set forth in the Award Agreement) or that does not qualify as an "incentive stock option" within the meaning of Code Section 422.

        "Officer" means any person designated by the Board as an officer of the Corporation.

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        "Option" means an option to purchase Stock at an Exercise Price determined on the Award Date, subject to the applicable provisions of Article 5, awarded in accordance with the terms and conditions of the Plan.

        "Participant" means an Eligible Individual to whom the Committee has made one or more Awards under the Plan in accordance with Section 4.1 of the Plan.

        "Performance Goals" will mean performance goals established by the Committee prior to the grant of an Award and based on the attainment of one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m): (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income per share; (f) gross revenue or revenue by pre-defined business segment; (g) revenue backlog; (h) pre- or post-tax profit margins; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders' equity; (l) stock price; (m) return on common stockholders' equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) ratio of operating expenses to operating revenues; (t) market share; (u) volume; (v) revenue per contract; and (w) adjusted pretax income, in each case, absolute or relative to peer-group comparative.

        The Committee also may benchmark Performance Goals under one or more of the measures described above relative to the performance of other corporations. The Committee will set such Performance Goals within the time prescribed by Section 162(m). The Committee will have the discretion to adjust targets set for pre-established performance objectives as it deems appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances in accordance with Section 162(m). If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Section 162(m), the Committee may grant Awards that do not so qualify.

        "Performance Period" means a period of one or more years, as determined by the Committee.

        "Person" means a "person" as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act.

        "Plan" means the CBOE Holdings, Inc. Long-Term Incentive Plan (Amended Effective February 8, 2011), as set forth herein, as the same may be further amended, administered or interpreted from time to time.

        "Public Offering" means any sale of any class of the Corporation's equity securities pursuant to an effective registration statement under Section 12 of the Exchange Act filed with the SEC on Form S-1 (or any successor form adopted by the SEC), provided that the following will not be considered a public offering: (a) any issuance of common equity securities by the Corporation as consideration for a merger or acquisition, (b) any issuance of common securities to employees, directors or consultants of any of the Corporation or any of its Affiliates as part of an incentive or compensation plan, (c) any issuance of common equity securities as part of a unit with debt or preferred stock or any similar structure in which the common equity securities are being offered primarily as a means of enhancing the Corporation's ability to sell the debt or preferred stock and (d) the issuance of Stock by the Corporation upon conversion of any preferred stock of the Corporation.

        "Restricted Stock" means an award of shares of Stock delivered under the Plan subject to the requirements of Article 6 and such other restrictions as the Committee deems appropriate or desirable. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

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        "Restricted Stock Unit" means a notional account established pursuant to an Award granted to a Participant, as described in Article 7, that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable in Stock or cash, in the Committee's sole discretion. The restrictions on, and risk of forfeiture of, Restricted Stock Units generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.

        "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as amended, and any guidance issued thereunder by the SEC.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002. A reference to any provision of the Sarbanes-Oxley Act will include reference to any successor provision of the Sarbanes-Oxley Act.

        "SEC" means the United States Securities and Exchange Commission.

        "Section 162(m)" means Code Section 162(m), as amended, and any proposed and final regulations and other guidance issued thereunder by the U.S. Department of Treasury and/or the Internal Revenue Service.

        "Section 409A" means Code Section 409A, as amended, and any proposed and final regulations and other guidance issued thereunder by the U.S. Department of Treasury and/or the Internal Revenue Service.

        "Securities Act" means the Securities Act of 1933, as amended. A reference to any provision of the Securities Act will include reference to any successor provision of the Securities Act.

        "Service" means the provision of personal services to the Corporation or its Affiliates in the capacity of (a) an Employee, (b) a Director, or (c) a consultant. A Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Corporation or its Affiliates, a transfer of the Participant among the Corporation and its Affiliates, or a change in the Corporation or Affiliate for which the Participant renders such Service, provided in each case that there is no interruption or termination of the Participant's Service. Additionally, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation, provided that if any such leave taken by a Participant exceeds 90 days, then on the 91st day immediately following such 90-day period, the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Corporation, a leave of absence authorized by the Corporation shall be treated as Service for purposes of determining vesting under the Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the time that the entity for which the Participant performs Service ceases to be an Affiliate of the Corporation. Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of and reason for such termination.

        "Stock" means the "Unrestricted Common Stock" of the Corporation (as defined in Article Fourth (a)(i) of the Amended and Restated Certificate of Incorporation of the Corporation).

        "Voting Stock" means the outstanding capital stock of the Corporation entitled to vote for the election of Directors.

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 ARTICLE 2
PLAN ADMINISTRATION

        Section 2.1    Administration.    The Committee will administer the Plan. The Committee will interpret the Plan and any Award Agreement or other form of agreement or other document used by the Corporation in the administration of the Plan or of any Award, and prescribe such rules, regulations, and procedures in connection with the operation of the Plan, as it deems to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee will have the authority and complete discretion to:

  (a)
  Prescribe, amend, and rescind rules and regulations relating to the Plan and any Awards;

  (b)
  Select Eligible Individuals (including members of the Committee) to receive Awards, as provided in Section 4.1 of the Plan;

  (c)
  Determine the form and terms of Awards;

  (d)
  Determine the number of shares of Stock or other consideration subject to Awards, as provided in Articles 5 through 9 of the Plan;

  (e)
  Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

  (f)
  Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

  (g)
  Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

  (h)
  Accelerate or, with the consent of the Participant, defer the vesting of any Award or the exercise date of any Award, subject to the limitations of Section 409A;

  (i)
  Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to Officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, (ii) satisfy the independent director requirements of the applicable national or regional securities exchange or market system, or (iii) qualify as "performance-based compensation" under Section 162(m);

  (j)
  To the extent permissible under Section 141(c) and Section 157(c) of the Delaware General Corporation Law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers;

  (k)
  Amend, modify, extend, cancel or renew any Award, and authorize the exchange, substitution, or replacement of Awards, provided that (i) no such amendment, modification, extension, cancellation, renewal, exchange, substitution, or replacement will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant's

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    written consent, (ii) any such amendment, modification, extension, cancellation, renewal, exchange, substitution or replacement must satisfy the requirements for exemption under Section 409A, and (iii) in no event will the Committee be permitted to reduce the Exercise Price of any outstanding Option, cancel an Option in exchange for cash or other Awards, exchange or replace an outstanding Option with a new Option with a lower Exercise Price, or take any other action that would be a "repricing" of Options, without stockholder approval, except pursuant to Section 5.2;

  (l)
  Determine whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants referred to in Section 10.12; and

  (m)
  Make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Committee will keep records of action taken at its meetings. A majority of the Committee will constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be the acts of the Committee.

        Section 2.2    Administration with Respect to Insiders.    With respect to Eligible Individuals who are Insiders, at any time that any class of equity security of the Corporation is registered under Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

        Section 2.3    Indemnification.    Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under this Article 2, will be indemnified and held harmless in accordance with the Corporation's Certificate of Incorporation.

ARTICLE 3
AUTHORIZED SHARES

        Section 3.1    Shares Available Under the Plan.    Subject to adjustment as set forth in Section 3.2, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan will be equal to the sum of: (a) 4,248,497 shares of Stock; (b) any shares of Stock subject to an Award under the Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant; (c) shares of Stock not delivered to the Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., "net exercised"); and (d) shares of Stock delivered (either actually or by attestation) to or withheld by the Corporation in connection with the exercise of an Option awarded under the Plan, or in payment of any required income tax withholding for the exercise of an Option or the vesting of Restricted Stock awarded under the Plan. The shares that may be issued or delivered under the Plan may be either authorized but unissued shares, repurchased shares, or partly each.

        If any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an Award of Restricted Stock Units is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Restricted Stock Units, the number of shares of Stock for which payment was made in cash) will again be available for purposes of the Plan.

        If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (i) assumes stock options or other stock incentive obligations of such other company, or (ii) grants stock options or other stock

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incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation will be charged against the limitations set forth in this Section 3.1.

        Section 3.2    Adjustment and Substitution of Shares.    If a dividend or other distribution will be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan will be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such dividend or distribution.

        If the outstanding shares of Stock will be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee will substitute for each share of Stock subject to any then-outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable, provided that in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) will be conclusively deemed to be appropriate for purposes of this Section 3.2.

        In the case of any adjustment or substitution as provided for in this Section 3.2, the aggregate Exercise Price for all shares subject to each then-outstanding Option prior to such adjustment or substitution will be the aggregate Exercise Price for all shares of Stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new Exercise Price per share will be carried to at least three decimal places with the last decimal place rounded upwards.

        No adjustment or substitution provided for in this Section 3.2 will require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution will be eliminated and not carried forward to any subsequent adjustment or substitution.

        If any adjustment or substitution would cause a modification, extension or renewal of an Option within the meaning of Section 409A, the Committee may elect that such adjustment or substitution not be made but rather will use reasonable efforts to effect such other adjustment of each then-outstanding Option as the Committee in its sole discretion will deem equitable and that will not result in any such modification, extension or renewal under Section 409A.

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 ARTICLE 4
ELIGIBILITY AND AWARDS

        Section 4.1    Eligibility.    Subject to the provisions of the Plan, the Committee will have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards will be granted.

        Section 4.2    Award Agreement.    Each Award granted under the Plan will be evidenced by a written or electronic Award Agreement, in a form approved by the Committee. Such Award Agreement will be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and will be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an executive Officer by the Board for Section 16 purposes, on behalf of the Corporation, and by the Participant to whom such Award is granted. The Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan.

        Section 4.3    Corporation's Obligation to Deliver Stock.    The obligation of the Corporation to issue or deliver shares of Stock under the Plan will be subject to (a) the effectiveness of a registration statement under the Securities Act, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (b) the condition that the shares will have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (c) all other applicable laws, regulations, rules and orders that may then be in effect.

ARTICLE 5
STOCK OPTIONS

        Section 5.1    Grant of Stock Options.    The Committee will have authority, in its discretion, to grant Non-Qualified Stock Options. Options granted under the Plan will be subject to the following terms and conditions of this Article 5.

        Section 5.2    Exercise Price.    Subject to adjustment as set forth in Section 3.2, the Exercise Price will be such price as the Committee, in its discretion, will determine and set forth in the Award Agreement, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

        Section 5.3    Payment of Exercise Price.    The Exercise Price will be payable in full in any one or more of the following ways:

  (a)
  in cash, check, bank draft, money order or wire transfer payable to the Corporation;

  (b)
  by delivery to the Corporation (either by actual delivery or by attestation) of shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 6) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased;

  (c)
  by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as will have an aggregate Fair Market Value equal to the Exercise Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes);

  (d)
  by a "net exercise" arrangement under which the Corporation will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Exercise Price; provided that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of

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    the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued; and provided further that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (i) shares are used to pay the Exercise Price pursuant to the "net exercise," (ii) shares are delivered to the Participant as a result of such exercise, and (iii) shares are withheld to satisfy tax withholding obligations;

  (e)
  provided that a public market for the Corporation's stock exists, and to the extent permitted by the Sarbanes-Oxley Act:

  (i)
  through a "same day sale" commitment from the Participant and a broker-dealer that is a member of the Financial Industry Regulatory Authority (a "FINRA Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the Exercise Price (or a larger number of the shares so purchased), and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation (and any excess to the Participant);

  (ii)
  through a "margin" commitment from the Participant and a FINRA Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Corporation; or

  (f)
  by any combination of the foregoing.

        If the Exercise Price is paid in whole or in part in shares of Stock, any portion of the Exercise Price representing a fraction of a share will be paid in cash. The date of exercise of an Option will be determined under procedures established by the Committee, and the Exercise Price will be payable at such time or times as the Committee, in its discretion, will determine. No shares will be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made. When full payment of the Exercise Price has been made, the Participant will be considered for all purposes to be the owner of the shares with respect to which payment has been made.

        Section 5.4    Exercisability, Expiration, and Term of Options.    Subject to this Section 5.4 and Section 2.1, Options may be exercised at such times, in such amounts and subject to such restrictions as will be determined by the Committee, in its discretion. An Option may be exercised (a) at such time as the Option vests, or (b) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests, provided that such Stock obtained will be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 6 and in the applicable Award Agreement. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option. Restrictions and conditions on the exercise of an Option need not be the same for each Award or for each Participant.

        Each Option will terminate not later than the expiration date specified in the Award Agreement pertaining to such Option, provided that the expiration date with respect to an Option shall not be later than the 10th anniversary of its Award Date.

        Except as otherwise provided in the Award Agreement, the vesting conditions on an Option will lapse upon the date that a Participant dies or becomes Disabled. Except as otherwise provided in the Award Agreement, a Participant (or his or her beneficiary, as applicable) must exercise any outstanding Option, if any, within one year following the Participant's death or Disability (or by the 10th anniversary of the Option's Award Date, if earlier). If the Participant does not exercise any outstanding Option within one year from the Participant's death or Disability (or by the 10th anniversary of the Option's Award Date, if earlier), the outstanding Option will be cancelled and forfeited.

11

        Subject to the preceding paragraph, unless otherwise determined by the Committee and set forth in an Award Agreement or an amendment thereto, following a Participant's termination of Service for any reason other than Cause, such Participant must exercise any outstanding Option, if at all, within 90 days from the date of termination of Service (or by the 10th anniversary of the Option's Award Date, if earlier). If the Participant does not exercise any outstanding Option within 90 days from the date of termination of Service (or by the 10th anniversary of the Option's Award Date, if earlier), the outstanding Option will be cancelled and forfeited. All Options, including vested Options, will be cancelled and forfeited immediately upon a Participant's termination of Service for Cause.

        Notwithstanding any contrary provision of this Section 5.4, if, on the date an outstanding Option would expire, the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be extended to a date that is 30 calendar days after the date the exercise of the Option would no longer violate applicable securities laws.

ARTICLE 6
RESTRICTED STOCK

        Section 6.1    Award.    Subject to the terms and provisions of the Plan, the Committee may award, at any time, shares of Restricted Stock to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion and set forth in the Award Agreement, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by a Participant as the result of an exercise of an Option, when such award has not vested.

        Section 6.2    Vesting and Restrictions on Transfer.    Shares issued pursuant to any Restricted Stock Award shall be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as the Committee shall establish and set forth in the Award Agreement. During any period in which shares acquired under a Restricted Stock Award remain subject to vesting conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of. Except as otherwise provided in the Award Agreement, the vesting conditions on any shares of Restricted Stock will expire and the restrictions on shares of Restricted Stock will lapse upon the date that a Participant dies or becomes Disabled. Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Corporation any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

        Section 6.3    Termination of Service.    Except as otherwise provided in Section 6.2 above, if a Participant's termination of Service occurs for any reason before the expiration of the vesting conditions, all shares of Restricted Stock that remain subject to vesting conditions will be forfeited by the Participant as of the Participant's termination of Service, unless the Committee otherwise determines. In the case of Restricted Stock purchased through the exercise of an Option, the Corporation will refund the Exercise Price paid on the exercise of the Option. Such forfeited shares of Restricted Stock will again become available for award under the Plan.

        Section 6.4    Voting Rights; Dividends and Distributions.    Except as provided in this Section 6.4 or the Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to vesting conditions, the Participant shall have all of the rights of a stockholder of the Corporation holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 3.2, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is

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entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same vesting conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

ARTICLE 7
RESTRICTED STOCK UNIT AWARDS

        Section 7.1    Award.    Subject to the terms and provisions of the Plan, the Committee may award, at any time, Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion and set forth in the Award Agreement, including without limitation the achievement of Performance Goals.

        Section 7.2    Purchase Price.    No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to or for the benefit of the Corporation or an Affiliate.

        Section 7.3    Vesting.    Restricted Stock Unit Awards shall be made subject to vesting conditions based upon the satisfaction of such Service requirements, conditions, restrictions or Performance Goals as the Committee shall establish and set forth in the Award Agreement. Except as otherwise provided in the Award Agreement, the vesting conditions on any Restricted Stock Unit Award will expire and the Restricted Stock Unit will become fully vested upon the date that a Participant dies or becomes Disabled.

        Section 7.4    Voting Rights, Dividend Equivalent Rights and Distributions.    Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

        The Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to receive Dividend Equivalent Rights during the period beginning on the date a Restricted Stock Unit Award is granted and ending, with respect to each share of Stock underlying the Award, on the earlier of the date the Award vests or the date on which it is terminated. However, in the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Corporation as described in Section 3.2, any and all new, substituted or additional securities or other property (other than normal cash dividend equivalents) to which the Participant may be entitled by reason of the Participant's Restricted Stock Unit Award shall be immediately subject to the terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Unit Award with respect to which such Dividend Equivalent Rights were paid or adjustments were made.

        Section 7.5    Effect of Termination of Service.    Except as otherwise provided in Section 7.3 above or by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant's Service terminates for any reason, whether voluntary or involuntary, then the Participant shall forfeit any Restricted Stock Units that remain subject to vesting conditions as of the date of the Participant's termination of Service.

        Section 7.6    Settlement of Restricted Stock Unit Awards.    The Corporation shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 3.2) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of

13

Section 409A and in accordance with such procedures as the Committee may specify from time to time, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section 7.6. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Agreement for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the vesting date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section 7.6. Notwithstanding the foregoing, any stock issued or cash paid to the Participant in settlement of the Restricted Stock Units will be issued or paid, as applicable, as soon as administratively practicable following the applicable vesting date but in no event later than March 15th of the year following such vesting date (unless such Restricted Stock Unit has been deferred as permitted by the Committee under this Section 7.6).

ARTICLE 8
CHANGE IN CONTROL

        Section 8.1    Accelerated Vesting.    The Committee will have the discretion to provide in applicable Award Agreements that, in the event of a Change in Control, the following provisions will apply:

  (a)
  each outstanding Option will immediately become vested and exercisable in full; and

  (b)
  the vesting conditions on each share of Restricted Stock or Restricted Stock Unit will lapse.

        Unless full vesting is otherwise provided for in the applicable Award Agreement, full vesting of all such outstanding Awards as described in the preceding sentence will occur upon a Change in Control, unless the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant's outstanding Awards have been made, or the Corporation's successor at the time of the Change in Control irrevocably assumes the Corporation's obligations under the Plan or replaces each Participant's outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant's Award immediately prior to the Change in Control.

        In the event of a Change in Control that is a merger or consolidation in which the Corporation is not the surviving corporation or that results in the acquisition of substantially all the Corporation's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Corporation's assets (a "Covered Transaction"), the Committee will have the discretion to provide for the termination of all outstanding Options as of the effective date of the Covered Transaction, provided that no Option will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

        Section 8.2    Excess Parachute Payment.    In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization. To aid the Participant in making any election made under this Section 8.2, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an excess parachute payment to the Participant, the Corporation shall request a determination in writing by independent experts selected by the Corporation. As soon as practicable thereafter, the independent experts shall determine and report to the Corporation and the Participant the amount of such acceleration of vesting, payments and benefits that would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the independent experts may rely on reasonable, good faith interpretations concerning

14

the application of Code Sections 280G and 4999. The Corporation and the Participant shall furnish to the independent experts such information and documents as the experts may reasonably request in order to make their required determination. The Corporation shall bear all fees and expenses the independent experts may reasonably charge in connection with their services contemplated by this Section 8.2, and any excise tax, income tax, interest, or penalties imposed on the Participant as a result of a successful Internal Revenue Service claim that, contrary to the determination and report of the independent experts, the Participant must pay an excise tax under Code Section 4999 due to the characterization of such acceleration of vesting, payment or benefit as an excess parachute payment under Code Section 280G.

ARTICLE 9
CERTIFICATES FOR AWARDS OF STOCK

        Section 9.1    Stock Certificates.    Except as otherwise provided in this Section 9.1, each Participant entitled to receive shares of Stock under the Plan will be issued a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Stock and will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or market system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the vesting conditions expire or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the vesting conditions will have expired without forfeiture in respect of such shares of Restricted Stock.

        Section 9.2    Compliance With Laws and Regulations.    The grant of Awards and the issuance of shares of Stock pursuant to an Award shall be subject to compliance with all applicable requirements of Federal, state, local and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares of Stock issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Corporation, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

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        Section 9.3    Restrictions.    All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant's account as provided in Section 9.1) also will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9.3 will not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

        Section 9.4    Rights of Stockholders.    Except as otherwise provided herein, no Participant awarded an Option or Restricted Stock Unit will have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Participant. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Sections 3.2, 6.4, 7.4, or another provision of the Plan.

ARTICLE 10
MISCELLANEOUS

        Section 10.1    Effect of the Plan on the Rights of Employees and Employer.    Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan will be deemed to give any Eligible Individual any right to be granted an Award and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement will confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant's Service at any time.

        Section 10.2    Amendment.    The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided that no such alteration, amendment, revocation, termination, or suspension will terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan will, without prior stockholder approval (a) increase the total number of shares that may be issued or delivered under the Plan; (b) make any changes in the class of Eligible Individuals; (c) extend the period set forth in the Plan during which Awards may be granted; or (d) make any changes that require stockholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or suspension of any Award will materially adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the 10th anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Section 409A. However, if the exercise period of an Option is extended at a time when the Exercise Price of the Option equals or exceeds the Fair Market Value of the Stock that could be purchased, such extension will not be considered an extension of the original Award.

        Section 10.3    Effective Date and Duration of Plan.    The Plan was first adopted by the Board effective January 13, 2010. The Plan was amended effective February 8, 2011 (the "Effective Date")

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provided that the Corporation's stockholders approve such amendment of the Plan within one year of that date. The Plan will remain in effect until the earliest of the date (a) all shares authorized to be issued or transferred hereunder have been issued or transferred (b) the Plan is terminated by the Board, or (c) the 10th anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination.

        Section 10.4    Unfunded Status of Plan.    The Plan will be unfunded. The Corporation will not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award will give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation, provided that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation's obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements will be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

        Section 10.5    Tax Withholding.    Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered the minimum number of shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever payments under the Plan are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

        Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock, provided that the Participant, by accepting the Award will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number of shares of Stock from those shares of Stock issuable to the Participant in payment of vested shares of Restricted Stock or Restricted Stock Units as the Corporation or its delegatee determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c) of the Exchange Act. Such shares will be sold on the day the Restricted Stock or Restricted Stock Units become vested, which is the date the tax withholding obligation arises, or as soon thereafter as practicable. Unless otherwise provided by the Committee, the Participant will be responsible for all brokerage fees and other costs of sale, and the Participant will agree to indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant's minimum tax withholding obligation (e.g., because of the need to sell whole shares), the Corporation or its delegatee will pay such excess in cash to the Participant through payroll as soon as practicable. The Corporation is under no obligation to arrange for such sale at any particular price. The Participant agrees to pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares described above.

        Section 10.6    Benefits.    Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans.

        Section 10.7    Successors and Assigns.    The terms of the Plan will be binding upon the Corporation and its successors and assigns.

        Section 10.8    Headings.    Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

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        Section 10.9    Federal and State Laws, Rules and Regulations.    The Plan and the grant of Awards will be subject to all applicable Federal, state, and local laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

        Section 10.10    Governing Law.    To the extent not preempted by Federal law, the Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of the Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

        Section 10.11    Beneficiary Designation.    Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die or become Disabled before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant's lifetime. If the Participant's designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant's death will be paid to the Participant's estate or other entity described in the Award Agreement.

        Section 10.12    Forfeiture Events.

  (a)
  The Committee may specify in the Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

  (b)
  The Award Agreement may provide that, notwithstanding any other provision of the Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after termination of Service, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

  (i)
  any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

  (ii)
  the profit the Participant has realized on the exercise of any Options, which is the difference between the Exercise Price and the Fair Market Value of the Option that the Participant exercises after terminating Service and within the six-month period immediately preceding the Participant's termination of Service (the Participant may be required to repay such difference to the Corporation).

        Section 10.13    Notice.    Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender's expense. Notice will be deemed given (a) when delivered personally or, (b) if mailed, three days after the date of deposit in the United States mail or, (c) if sent by overnight courier, on the regular business day following the date sent. Notice to the Corporation should be sent to CBOE Holdings, Inc., 400 South LaSalle Street, Chicago, Illinois 60605, Attention: General Counsel. Notice to the Participant should be sent to the address set forth on the Corporation's records. Either party may change the address to which the other party must give notice under this Section 10.13 by giving the other party written notice of such change, in accordance with the procedures described above.

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        Section 10.14    Awards Not Transferable.    Except as otherwise provided in the Award Agreement, no Option, Restricted Stock Award, or Restricted Stock Unit (or the right to receive shares of Stock under such Award) may be sold, transferred, exchanged, pledged, assigned, garnished, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may require, in its discretion, a Participant's guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant. The Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant's death, to assign all or any portion of the Option granted to him or her to (a) the Participant's spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant's spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant's spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant's rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Award Agreement. Any such assignment will be permitted only if (i) the Participant does not receive any value or consideration thereof and (ii) the assignment is expressly permitted by the applicable Award Agreement. The Committee's approval of the Award Agreement with assignment rights will not require the Committee to include such assignment rights in the Award Agreement with any other Participant. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and the Participant will deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

        Section 10.15    Awards to Foreign Nationals and Employees Outside the United States.    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (a) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.

        Section 10.16    Compliance With Section 409A.    Notwithstanding any provision of the Plan to the contrary, the Plan is, and all Awards made under the Plan are, intended to comply with Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or the Award Agreement needs to be revised to satisfy the requirements of Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Section 409A. Payments made to a Participant under the Plan or the Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

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        Section 10.17    Severability.    If any provision of the Plan or any Award Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee's determination, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award Agreement, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

        Section 10.18    Employment Agreement.    Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement between a Participant and the Corporation or an Affiliate provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement shall control.

ARTICLE 11
INCENTIVE COMPENSATION AWARDS

        Section 11.1    Incentive Compensation Awards.    In addition to any other Awards under the Plan, the Committee may make Incentive Compensation Awards to Employees, based on the achievement of Performance Goals. The Committee may specify, at the time of grant of an Incentive Compensation Award (other than an Option) to a Participant who is then a "Covered Employee" (as that term is defined in Section 162(m)(3) or any successor provision), or may be a Covered Employee as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Incentive Compensation Award, that all or any portion of such Award is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m). With respect to each Incentive Compensation Award, the Committee shall establish, in writing, that the vesting and/or payment pursuant to the Incentive Compensation Award shall be conditioned on the attainment of specified Performance Goals selected by the Committee for the specified Performance Period. The Committee shall take such action no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed and, in any event, at a time when the outcome of the Performance Goals remain substantially uncertain.

        Section 11.2    Payout of Incentive Compensation Awards.    Except as provided in the applicable Award Agreement, a Participant must remain continuously in Service with the Corporation or an Affiliate through the last day of the Performance Period to be eligible to receive a payout of the Incentive Compensation Award. Unless the Committee specifies otherwise in the Award Agreement, payout of the Incentive Compensation Award will be made in cash. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A and in accordance with such procedures as the Committee may specify from time to time, to defer receipt of all or any portion of the Incentive Compensation Award otherwise payable to the Participant pursuant to this Section. A Participant who terminates employment before the end of the Performance Period will forfeit his or her Incentive Compensation Award; provided that, if the Participant's employment terminated due to the Participant's death or becoming Disabled, the Committee may approve, in its sole discretion, a pro rata payout to such Participant.

        Section 11.3    Committee Certification and Authority.    After the completion of each Performance Period, the Committee shall certify the extent to which any Performance Goal has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Incentive Compensation Award subject to this Article 11. Notwithstanding any provision of the Plan, with respect to any Incentive Compensation Award subject to this Article 11, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The Committee shall have the power to

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impose such other restrictions on Incentive Compensation Awards subject to this Article 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m).

        Section 11.4    Maximum Awards.    In accordance with the requirements under Section 162(m), no Participant shall receive in any one calendar year grants of Incentive Compensation Awards that are intended to qualify as performance-based compensation under Section 162(m), other than Options, covering an aggregate of more than 1 million shares of Stock. In accordance with the requirements under Section 162(m), the maximum aggregate dollar amount paid to an individual Participant in any one calendar year pursuant to an Incentive Compensation Award or other cash-based award that is intended to qualify as performance-based compensation under Section 162(m) shall not exceed three percent (3.0%) of the Adjusted Pretax Income for the specific Performance Period for which the Award is granted. For purposes of this Article 11, "Adjusted Pretax Income" shall mean income before income taxes of the Corporation as reported in the Corporation's consolidated statement of income included in its Annual Report on Form 10-K, adjusted to eliminate the effect on pretax income of accrued cash-based incentive compensation expense. In no event will an Incentive Compensation Award to an individual Participant in any calendar year exceed $3,250,000, which limit shall apply regardless of whether the Incentive Compensation Award is paid out in equity or cash.

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97121 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/cboe Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. CBOE HOLDINGS, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date 4. Proposal to approve the Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan. 5. Ratification of the appointment of Deloitte & Touche LLP as CBOE Holdings, Inc.’s independent registered public accounting firm for the 2011 fiscal year. Please mark your votes as indicated in this example X THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEMS 2, 4 AND 5 AND FOR EVERY 2 YEARS ON ITEM 3. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 2 years 1 year 3 years Abstain 1. ELECTION OF DIRECTORS 01 William J. Brodsky 02 James R. Boris 03 Mark F. Duffy 04 David A. Fisher 05 Janet P. Froetscher 06 Paul Kepes 07 Stuart J. Kipnes 08 Duane R. Kullberg 09 Benjamin R. Londergan 10 R. Eden Martin 11 Roderick A. Palmore 12 Susan M. Phillips 13 William R. Power 14 Samuel K. Skinner 15 Carole E. Stone 16 Eugene S. Sunshine (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name or number in the space provided below. If you check the “Exceptions” box, your proxy will be voted for all of the nominees other than those indicated as exceptions.) *Exceptions 2. Proposal to approve the advisory (non-binding) resolution relating to executive compensation. The Board recommends a vote for Shareholder approval every 2 years on Item 3 below. 3. Executive Compensation Frequency Shareholder Vote FOR AGAINST ABSTAIN

97121 ADMISSION TICKET – 2011 ANNUAL MEETING 2011 ANNUAL MEETING OF STOCKHOLDERS CBOE HOLDINGS, INC. TUESDAY, MAY 17, 2011 10:30 A.M. Chicago Board Options Exchange Fourth Floor Lounge 400 South LaSalle Street Chicago, Illinois 60605 This Admission Ticket only admits the shareholder identified on the reverse side and is non-transferable. We may also ask you to present valid photo identification to enter the Annual Meeting. You may also access the meeting live via the Internet by visiting www.ir.cboe.com under Events & Presentations. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://ir.cboe.com/annual-proxy.cfm PROXY CBOE HOLDINGS, INC. 2011 Meeting of Stockholders — May 17, 2011 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints William J. Brodsky and Joanne Moffic-Silver, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of CBOE Holdings, Inc. Common Stock that the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held on May 17, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

QuickLinks

INTRODUCTION
VOTING INSTRUCTIONS AND INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
COMPENSATION
2010 Director Compensation
Compensation Committee Eugene S. Sunshine, Chair James R. Boris Janet P. Froetscher Paul Kepes William R. Power Samuel K. Skinner
2010 Summary Compensation
2010 All Other Compensation Detail
2010 Grants of Plan-Based Awards
Outstanding Equity Awards at December 31, 2010
2010 Non-Qualified Deferred Compensation
PROPOSAL TWO ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL THREE ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTE
PROPOSAL FOUR AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
PROPOSAL FIVE
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
STOCKHOLDER PROPOSALS
AMENDED AND RESTATED CBOE HOLDINGS, INC. LONG-TERM INCENTIVE PLAN (Amended Effective February 8, 2011)
ARTICLE 1 DEFINITIONS
ARTICLE 2 PLAN ADMINISTRATION
ARTICLE 3 AUTHORIZED SHARES
ARTICLE 4 ELIGIBILITY AND AWARDS
ARTICLE 5 STOCK OPTIONS
ARTICLE 6 RESTRICTED STOCK
ARTICLE 7 RESTRICTED STOCK UNIT AWARDS
ARTICLE 8 CHANGE IN CONTROL
ARTICLE 9 CERTIFICATES FOR AWARDS OF STOCK
ARTICLE 10 MISCELLANEOUS
ARTICLE 11 INCENTIVE COMPENSATION AWARDS